As filed with the Securities and Exchange Commission	on Registration No. 333-208078

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FUDA GROUP (USA) CORPORATION

(Exact name of registrant as specified in its charter)

SPRUCE VALLEY ACQUISITION CORPORATION

(Former Name of Registrant)

Delaware	1041	47-2031462
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

48 Wall Street, 11th Floor

New York 10005, NY, USA

(646) 837-7950

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Xiaobin Wu

48 Wall Street, 11th Floor

New York 10005, NY, USA

(646) 837-7950

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (tel) / (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Proposed
	Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price (1) (2)	Fee (3)

Common Stock, par value
Par value $0.0001 per share	$200,000,000	$20,140

(1)	Includes 100,000,000 shares of Common Stock to be sold.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
(3)	$20,140 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 100,000,000 shares offered by the Company.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2016

FUDA GROUP (USA) CORPORATION

100,000,000 shares of Common Stock offered by the Company at $____ per share

This prospectus relates to the offer and sale of 100,000,000 shares of common stock (the “Shares”) of Fuda Group (USA) Corporation (the “Company”), $0.0001 par value per share. No public market currently exists for our common stock.

The Company intends to lists its common stock on NASDAQ when qualified to do so. If available, the Company intends to apply for listing on NASDAQ using the ticker symbol “FUDA” for its common stock.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company is (in aggregate) 100,000,000. Funds received by the Company will be immediately available to the Company for use by the Company. Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will be immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

In the event that the Company does not raise sufficient capital to implements its proposed operations, a prospective investor’s entire investment could be lost.

As a result of shares in this offering, funds will be immediately available, and there will be no refunds to investors from the Company for sales of shares.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “The Company: Jumpstart Our Business Startups Act” contained herein.

The Company does not have any current arrangements and has not entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price

To Public

Per Common Stock Share

Offered by Company

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 15.

48 Wall Street, 11th Floor

New York 10005, NY, USA

(646) 837-7950

Prospectus dated __________________, 2016

2

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

The Company, primarily focused on the region of Northeastern China, is concentrated on three thriving channels:

•	Gold and precious & metal, granite and marble, fluorite and graphite commodities trading.
•	Processing and possibly mining of Gold & Precious Metal, Granite/Marble;
•	Mergers and Acquisitions Projects.

However, the only revenues to date have been derived from the trading business segment.

The Company has plans for several international branches and to conduct business globally. Over time, the Company plans to have several subsidiaries, diverse operations and different countries, all grouped together.

The Company is an emergent gold resources company seeking to develop and operate a portfolio of natural assets with reserves of gold and precious metals. The Company seek properties with known mineralization that are currently being mined, which the Company believe it can advance it quickly to increase value. The Company further diversifies into the construction commodities, such as granite and marble, through established vendor and supplier networks. The Company is continually expanding and strengthening its upstream asset resources by seeking and exploring properties in the region. The company will obtain funds to execute its business plan through tranches with the first fund raising round set at $200M.

Corporate History

Since its 2012 launch, the Company has successfully managed to increase its net worth to over $1.5 billion. Established in August 2012, the Company started as a natural resource trading company, with operations concentrated in an area around Dandong City, Liaoning Province, situated in the region of Northeast China. A large percentage of the Company’s customers are industrial wholesalers, government agencies undertaking infrastructure or similar upgrading projects, corporations, renovators and construction companies, as well as stone processing factories.

Subsequently, the Company was incorporated in the State of Delaware in September 2014, and was initially known as the Spruce Valley Acquisition Corporation (“Spruce Valley”). In February 2015, Spruce Valley then changed its name to Fuda Group (USA) Corporation. Thereafter, the Company, in a series of acquisitions (collectively known as the “Acquisitions”), beginning from September 2015 and completed on September 28, 2015, has entered into stock-for-stock acquisition agreements with two companies: Fuda Gold (UK) Limited, (“Fuda UK”), a private company organized under the laws of England and Wales, and Marvel Investment Corporation Limited, (“Marvel”), a private company organized under the laws of Hong Kong.

The Company was established for the purpose of achieving synergy with Fuda UK and Marvel by combining their businesses, organizations, operations, assets and resources. Following agreements from all the parties, the aforementioned Acquisitions have resulted in both Fuda UK and Marvel becoming wholly owned subsidiaries of the Company, the surviving entity. The Company has thereby inherited the respective operations and business plans of both Fuda UK and Marvel.

3

In October 2009, Marvel was incorporated in Hong Kong. Since its inception, Marvel had conducted minimal business operations until it had acquired Liaoning Fuda Mining Co. Ltd., (“Liaoning Fuda”), which was previously incorporated in China in August 2012, pursuant to an equity transfer agreement executed on February 28, 2015 and later consummated on June 30, 2015. Liaoning Fuda was a granite and marble trading company. With Marvel being a wholly owned subsidiary, the Company now has the ability to diversify its operations into the profitable granite and marble business of the construction material industry.

In May 2015, Fuda UK was incorporated in the United Kingdom, and at its inception, Fuda UK had conducted minimal business operations. Following the Acquisitions, which joined Fuda UK with the organization, the Company has been purchasing and trading gold resources. It has also entered into agreements with gold mine to sort and process their tailings. The Company is currently focusing on the acquisition of viable mines in Northeastern China, and preparing to advance them to the next level with capital injection, productivity, technology know-how of the aforementioned surveyed properties

The Company is headquartered at 48 Wall Street, 11th Floor, New York 10005, NY, USA. The main phone number of the Company is (646) 837-7950.

Business Operations

The Company, focused on the region of Northeast China, is an emergent gold resources company seeking to develop and operate a portfolio of natural assets with reserves of gold and precious metals. The Company further diversifies into the construction commodities, such as granite and marble, through developed vendor and supplier networks. The Company through the acquisition of Marvel continues to expand and strengthen its upstream asset resources by acquiring mining properties in the region.

Since July of 2015, the Company has been exploring, planning, negotiating and engaging in gold trading and processing activities with the vision to execute its main business strategy or mission to purchase gold mining assets and facilities. Specifically, the Company is identifying and purchasing properties in an advanced stage of exploration with known gold or precious mineral deposits. The priority is on locations with certain degrees of drilling, but are under explored, which could rapidly increase in value. An ancillary part of the strategy is to explore merger and acquisition opportunities with other companies in the industry.

At the current preliminary stage of gold and precious metals operations, the Company is purchasing gold ores, powder or sand from various suppliers with the intention to either trade on these or appoint a subcontractor to further extract and process them into bars or other refined products. These gold powder and ores are sourced from other gold mines around Northern China. This interim gold bar processing operation assists the Company to transition to actual mining of its acquired mines in the near future.

In terms of purchased gold ores and other materials, the tonnage is from 1/10 to 5,000 MT and includes gold sand. The grade is as per batch and sample assay report. The pricing is $17.00 (USD) per gram. The price is calculated based on an assay report. The typical material terms with sellers are a one year guarantee supply of 20,000 MT over 12 months. There is a 90 day credit period for settlement of accounts.

Transportation and storage regarding gold is as follows: Transportation from mine direct (gold sand) to outsource processing facility cost is at seller’s cost. Regarding storage, the storage place of the supplier or place of outsource processing facility is the place for storage. For transportation from any processing facility to the Company (gold bars), usually hand pick up is used. Storage of gold bars are kept in the Company’s safe. For pre-arranged buyers, normally these items are picked up by hand by the buyer within 24 hours. There is no processing facility and only outsourced processing facility is used (charging $5.00 USD per gram of extracted gold).

4

The Company’s management believes that the market demand for natural resources, such as gold, granite and marble, fluorite and graphite will continue to increase. Gold and other precious metals are commodities and will thereby experience times of high and low trading values, but the demand for it as a commodity would be ever present. The same could be said for granite and marble, which would be additionally affected by the economy in terms of the construction industry.

As for the Company’s diversification into marble and granite industry, the Company is executing plans to acquire an open-pit granite mine that employs saw-cutting methods to remove large granite blocks from the quarry. In addition, the Company is also preparing to further process the raw blocks into slabs, pavers, wall claddings, and carvings. These products can be sold to government agencies for infrastructure projects, corporations, granite processing plants, civil engineering companies as well renovation companies.

Commodities prices can be volatile and are generally not considered to be stable over time.

Market Opportunity – Mining Acquisition in China1

FUDA Group USA recognizes that a significant opportunity exists in the natural resources market especially in gold and precious metal. In 2011 Chinese demand for gold (25% of global gold demand) exceeded demand from East Indians (23% of global gold demand) who were previous to that the largest consumers of gold (90.9 metric tons compared to India's 85.6 metric tons, China's represented a doubling over the previous year). That's after China demanded twice as much gold (in the form of bullion imports) as it produced in 2010 (700 tons against 351 tons) a significant feat considering it was by far the largest producer of gold that year. Those trends are ultimately expected to lead to a large international role for Chinese mining companies that recognize the market conditions ripe for foreign deals (expanding their gold reach outside of the country).

Business Strategy

Our business strategy is to widen its market position in gold, fluorite, graphite, granite and marble mining and trading industry by directly acquiring a number of mines throughout Asia. We seek properties with known mineralization that are in an advanced stage of exploration and have previously undergone some drilling but are under-explored, which we believe we can advance quickly to increase value. The execution of our business strategy is based on the amount of funds that we are able to raise. This will be implemented in stages. The ultimate goal is to achieve the mining, production, trading and wholesale and enter into the retail market with our own range of brand name products.

The key success factors in the Mining industry are:

•	Acquiring explorative mining properties (previously drilled, but under-explored) where the cost of yielding raw materials is less than the market value of those materials;
•	Optimizing the company’s value chain;
•	Developing a good reputation for transparent business practices and a set of ethics;
•	Establishing the Company’s brand name with commodity traders, brokerages and direct buyer;
•	Passing savings via the Company’s direct integration through refineries, wholesaling and access to mines;
•	Holding a strong track record in supplier - buyer relationship;
•	Positioning the Company for future joint ventures and investments; and
•	Accessing a highly skilled workforce, as most production activities need to be operated manually in this industry.

Competition: The 7 Biggest Chinese Mining Companies2

The Company is involved in the businesses of Gold, Silver, Graphite, Fluorite, Granite and Marble which consists of a portfolio of commodities. The Company does not want to be limited in its portfolio in the future, and aspires to become one of the largest miners in China. Thus, the Company considered as benchmarks industry leaders. With future fund raising, the Company plans to develop the resources to compete for natural resources against the listed competitors noted below.

5

In terms of assessing competition, the Company conducted a search on the 7 largest mining companies at large in China. These companies are formidable and are relevant competitors as they will be selling into the same market as that of the Company. These companies may also have their own operational mines which would almost guarantee a lower cost of goods.

1) China Shenhua Energy Co. Ltd., (HKSE: 1088-OL.HK), is China's biggest coal mining company by extraction volume, with a reported commercial production of about 306 million tons in 2014. China Shenhua Energy with its subsidiaries and affiliated companies are also engaged in coal chemical processing, power generation and delivery, plus rail and sea transportation businesses. China Shenhua Energy reported a consolidated revenue of $38.8 billion.

2) Jiangxi Copper Co. Ltd. is China's largest copper mining company, and one of its largest gold and silver mining companies. It processed more than 1.3 million tons of refined copper, over 28 tons of gold and 625 tons of silver in 2014. Besides from processing various metals and chemicals, Jiangxi Copper also produces copper products such as copper rods, tubes and foil. Jiangxi Copper reported more than $31 billion in consolidated revenue.

3) Shaanxi Coal and Chemical Industry Group Co. Ltd. is a coal mining and processing conglomerate with operations in electric power generation, iron and steel production, heavy equipment manufacturing and an array of other businesses. The company reported gross coal production of nearly 140 million tons in 2014, making it China's third-biggest coal producer by volume. Consolidated revenue amounted to $28.7 billion. Several subsidiary companies are listed on the Shanghai Stock Exchange, including Shaanxi Coal Industry Co. Ltd. and Shaanxi Construction Machinery Co. Ltd.

4) Aluminum Corporation Of China Ltd., (NYSE: ACH), also known as Chalco, is China's largest bauxite mining company. The company refines bauxite ore into aluminum oxide, known as alumina, which is then sold or further processed into primary aluminum. Chalco is the world's second-largest alumina processor by volume, reporting production of about 13.2 million tons in 2014. Output of primary aluminum was about 3.7 million tons. Chalco also fabricates aluminum products and engages in coal production and power generation businesses. It reported a consolidated revenue of more than $22 billion in 2014.

5) China Coal Energy Co. Ltd., (HKSE: 1898-OL.HK), is China's second-biggest coal mining firm, reporting a production of more than 165 million tons of coal in 2014. The company also produces coal-related chemicals, manufactures specialized coal mining equipment and provides coal mine engineering services to other mining companies. China Coal Energy reported consolidated revenue of more than $11 billion.

6) Yanzhou Coal Mining Co. Ltd., (NYSE: YZC), is a coal mining and processing firm with associated operations in railway transportation, coal chemical production and power generation. It operates twelve coal mines in China and another nine mines in Australia with a total of six additional mines set to enter commercial production by 2016. Total coal production amounted to more than 80 million tons in 2014. Yanzhou’s consolidated revenue was more than $9.4 billion.

7) Zijin Mining Group, (HKSE: 2899-OL.HK), is China's biggest gold producer, second-biggest copper producer and major producer of iron and silver ores. In 2014, it produced 175 tons of gold, 411,000 tons of copper, 3 million tons of iron concentrates and 349 tons of silver. It also mines zinc, tungsten, tin, lead, molybdenum and coal. In addition to its domestic mines, Zijin Mining Group has mining operations in Kyrgyzstan, Tajikistan, South Africa and Russia. It reported a consolidated revenue of more than $9.1 billion.

6

The metals and mining sector in China is represented at the top by large state-owned firms organized to extract and process resources on a provincial or regional scale. The firms in this list mine a wide variety of mineral resources, including coal, bauxite, copper, gold, zinc and iron ore. Most of the companies are also involved in varied business activities that grew out of their mining operations. This list is ranked according to reported revenues in their consolidated financial statements for 2014. Important resource extraction figures from the same year are also noted:

1 World Gold Council. 2013. Gold Demand Trends

2 Investopedia. Sept 2015. Chinese Mining Companies

Some of the company’s current granite/marble competitors in Northern China are: Kuan Dian Manchu Autonomous County Yuanlong Mine, Dandong City Liaoning Province Granite Quarry, Fengcheng City, Liaoning Province, Phoenix Technology Volcanic Stone Company, Jinjiang Xulong Stone Co., Ltd., Kuandian Rongda Industry Co., Ltd, Zhen'an District Dandong City Xin Lee Stone Co., Ltd.

Some of the company’s current gold and precious metal competitors in Northern China are: Zhaojin Mining Industry Co., Ltd, Liaoning Tianli Mining Company Ltd, Real Gold Mining Limited, Liaoning Wulong Gold Mining Co., Ltd, Dandong Zhenan Gold Mine Trustworthiness Cooperative, Paishanlou Gold Mine Company

The Company’s Advantage

Even though the Company has been in operation for only a number of years, it holds certain advantages over its above state-owned competitors. These advantages are:

•	Experienced management with significant international exposure;
•	Outstanding track record in the industry (based on customer reviews and feedback, including positive customer experiences, and a history of financial success and strong performance as a company);
•	A vertical integration structure that allows the Company to oversee all areas of the supply chain, ensuring smooth operations and the leveraging of synergies;
•	Ability to directly access and associate with multiple mines and refineries;
•	Willingness to integrate cutting-edge technology directly into mining techniques to marketing strategy;

7

SWOT Analysis

SWOT analysis provides us with an opportunity to examine the internal strengths and weaknesses of the Company. It also allows us to examine the opportunities presented to the Company as well as potential threats.

Strengths • Domination of the supply chain • Full control of inventory • Experienced and knowledgeable management team. • Outstanding business strategy • Track record in mining	Weaknesses • Revenues in the industry are cyclical; • Operational challenges in full vertical approach
Opportunities • Increase in higher income of target market. • xThe addition of other related products and services.	Threats • Local and emerging competitors. • Market value of materials are highly volatile • Sales tied to economic growth.

Mining Activities

The Company’s current operations are in trading and outsourcing of processing of mining output. The Company does not currently operate any mining or processing facility. However, part of the Company’s long-term vision is to enter into this part of the value chain. Hence the description of such operations, below, are prospectively only in nature.

Establish Plant and Facilities: The facility will consist of the processing plant itself with a minimum of 3 CIP tanks, mini-laboratory for assay analysis, firing area, office, provision for canteen and the large remaining portion will be designated as a stockyard. Perimeter fence will cover the entire facility for security purposes.

Manufacturing/Production Plan: A truck will deliver products to the plant using 40 to 50kg used sack containers. Processing will be done on a first come first served basis. Prior to completing the processing, an assay analysis will be conducted to ensure fair processing and to determine the expected amount of gold.

Equipment and Technology: The Company will conduct a series of test to assure the optimal functioning of its machineries before any service from clientele shall be accepted. Operations and dry runs shall operate 24 hours from Monday to Sunday, and 365 days a year, with two allotted days reserved every month for maintenance and downtime.

Variable Labor Requirements: General workers need to be strong and physically fit. Supervisors have, at minimum, experience in ore processing or have previously worked in a processing plant. Assistant manager is an engineer with technical knowledge. Chemists need to have knowledge in basic assay and routine analysis.

Inventory Management: The inventory manager must have a thorough understanding of the principles involved in setting stock levels and the core ability to handle the sheer volume of items on a daily basis.

8

Management Information Systems:

As other industries are demanding management information systems to increase their ability to manage and analyze every aspect of organizational information, mining industry is also witnessing similar demands on technology. It is crucial for the mining companies to make the transition from traditional methods to technology-enabled business processes. Major focus areas for Fuda Group (USA) include:

•	Knowledge Sharing
•	Safety
•	Environmental Impact
•	Process Improvement
•	Remote operations
•	Exploration and production techniques
•	Asset management
•	Efficiency
•	Merger and acquisition
•	Mine Automation

Management Experience

The Company’s management personnel have substantial experience in the areas of precious metals, mining, trading, gold and diamonds. In addition, the Company’s management is buttressed by the strong experience and profiles of its individual management team members:

➢	Mihir Sangari: 14 years of experience in the diamond and precious metals trading sectors. He has previous marketing experience with the following companies: Charles Wolf & Sons Inc, New York; Blue Diamonds Inc, New York; Simi-Diam Thailand/Prime Star HK; Al-Othaim Jewelry Saudi Arabia.
➢	Dr. Weiguo Lang obtained his Master’s and Doctorate degrees in Engineering from the University of Saskatchewan, Canada and has more than 20 years of experience in the mining, technology and agriculture sectors. He serves as an Advisor to various Chinese private and government companies involved in mining and mining finance sectors worldwide. He has many years of experiences in mining project development and capital operations.
➢	Dr. Weiguo Lang, Ph.D. is Chief Executive Officer of Ultra Lithium Inc. (Symbol TSX.V:ULI) since August 15, 2015. He is also the Executive Director of Zhongsheng Resources Holdings Limited (Symbol: 2623.HK), primarily responsible for business development and investment. Prior to that, he acted as director for Klondex Mines Ltd. (TSX: KDX; NYSE MKT:KLDX), Agro International Inc., Zhongrun (Tianjin) Mining Development Co., Ltd., Ventek Systems Inc. and Q-Net Technologies Inc (Symbol: QNTI).

Other Operational Concerns

➢	Smooth supply and distribution network
➢	On time order fulfillment and congenial customer service
➢	Research and development on periodic basis
➢	Optimum capacity utilization
➢	Development and implementation of standard quality control procedures
➢	Safety, Health, and Environmental Concerns; knowledge and education of employees and workers
➢	Shrinkage

Development Plans

The Company has the following long term objectives:

➢	To become a technological advanced mining company;
➢	To achieve expertise in production through continuous economies of scale;

Moreover, the Company’s business strategy is to acquire active mines that are currently in operation. Along with the acquisition, the Company would seek to retain key individuals as well as the current operations team to ensure smooth transition, transfer and continuity of know-how, expertise and management. It will also enable operations to remain optimum, smooth and effective. The Company would also engage consultants to streamline processes and upgrade the technology to improve the effectiveness and efficiency of the mines wherever possible.

9

➢	To build a strong customer base through Management experience in the mining business and networking;
➢	To improve and innovate production techniques through expertise accumulated over time;
➢	To become an active member of World Gold Council;
➢	To impact the Gold industry in total value creation and upholding positive impact of the industry; and
➢	To establish a healthy partnership with stakeholders and winning their trust.

Growth Strategy: In the mining business, resource replacement and growth is one of the key technical objectives. This can be achieved by direct investment in exploration, or by relying on successful exploration by others, with the intention of subsequent resource acquisition. The Company wishes to expand the exploration base and which shall be possible through investment in the business.

Track Record: The Company has an outstanding track record in the industry (based on customer reviews and feedback, including positive customer experiences, and a history of financial success and strong performance as a company).

Key Milestones

Milestone

	Start Date	Duration (days)	Manager
Obtain Funding from sources such as bank loans, private investors and capital-raising	S-1 effective	180.00	Founder
Secure Contracts	60 days from S-1 effective	90.00	Founder
Initiating Gold Mining & Trading Operations	14-02-16	180.00	Management Team
Informal agreements of understanding for purchase into mines
Gold mine
Granite mine
Initiation of operations	180 days after securing contracts
Complete basic assimilation / handover / takeover process

*These are only estimates. Management may need to change the timelines based on given circumstances

A description of some of the key near-term milestones is discussed below:

Obtain funding: The Company will be attending road shows within and outside the U.S. The Company will also seek out the assistance of investment banks No investment bank is on retainer at the moment. Additionally, the Company will also seek out private investors, institutional investors as well as issue bonds. The Company may consider debt as an option in case funding targets have not been met. The Company has set aside 6 months of fund raising to achieve its target.

Secure contracts: The Company already conducted a number of preliminary feasibility studies on the target mines. As such, once the Company is funded it will need 90 days to complete the acquisition process which includes due diligence and legal paperwork and handover.

Initiating Gold Mining & trading operations: This is the time the Company plans to require in order to assimilate into the acquired mining companies and gain full control of its operations in order to increase output.

Mining: The mines are active and the timelines reflect active mines. The activities that the Company intends to complete after funding in its place is trading and mining operations. The properties that the Company intends to acquire are active mines that are currently producing, have all the necessary permits, which would be transferred. These mines are open to accepting partnerships to further develop their mines, increase output, additional capital injection. They are domestic in nature and the Company would be able to help them with international exposure and exporting opportunities.

MANAGEMENT TEAM

10

The following is the management team in place for the company.

•            Mr. Xiaobin Wu is the President of FUDA Group (USA). He holds a Master of Business Administration Degree from Beijing University. Having been in business for over two decades, he has developed a wide network of business and political contacts in China. He has significant experience providing fiscal, strategic and operational leadership in uniquely challenging situations. Mr. Wu is also a dynamic, results-oriented leader with a strong performance track record.

•            Mr. Mihir J. Sangani holds a Degree in Finance from Bombay University, India. Mr. Sangani has significant global marketing & business development experience along with relation investor exposure. Mr. Sangani has managed an over-$200MM portfolio in the area of investment and asset management.

•            Mr. Jimmy Lee has a Bachelor of Science Degree in Accounting from the University of Albany. He is well versed with both the US and Asian markets and has deep knowledge of auditing, financial reporting, consulting, taxation, and financial planning.

•            Mr Li Bin is a graduate from Fudan University, a renowned Chinese university. Mr. Li finished his Masters Degree and Doctor of Jurisprudence Degree in the United States.  Mr. Li externed for the Honorable Ronald Lew of the Central District of California, and is licensed by the State Bar of California to appear before the California Superior Court and Court of Appeal, the federal District Court and Bankruptcy Court for the Central District of California.

•            Ms. Lynn Lee is a graduate in Economic and Statistics from the National University of Singapore. She has many years of working experience in international locations within various industries in both public and private sectors, as well as multinational corporations to local companies. She has extensive people management experience and significant organization planning and development know-how.

Together, the above-mentioned professionals form a well-rounded team of leaders that hold all the skills and abilities needed to succeed in the natural resources industry.

Past Financial Performance

The Company has been thriving since its inception – its success easily ascertainable from the tables below. The balance sheet indicates how well it has performed in its last two years  of operation. The tables below lists operational expenditure and income. Again, this table demonstrates the high level of success that the Company has achieved in its two  years of operation. The fact that it generates considerable revenues indicates the demand for such services. Moreover, FUDA Group USA healthy cash flows show that the Company is safe from a financial crunch.

11

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$18,178,550	$466
Accounts receivable, net	475,041	260,624
Inventory	-	3,843
Prepaid rent	28,254	65,058
Security deposits to suppliers	996,166	1,985,178
Other receivables	6,380	387,142
Total Current Assets	19,684,391	2,702,311
Land, property & equipment (net)	49,478,802	52,286,087
Other assets	46,233	48,872
Total Assets	$69,209,426	$55,037,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$29,014	$8,420,643
Taxes payable	-	224
Due to related parties	3,631,621	1,548
Other payables	-	11,472
Trade financing loans	-	1,893,264
Advances from customers	6,164	-
Total Current Liabilities	3,666,799	10,327,151
Total Liabilities	3,666,799	10,327,151

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, $0.0001 par value, 480,000,000 shares authorized;
105,954,309 shares at December 31, 2015 and 8,200,000 shares at December 31, 2014, respectively	10,595	820
Additional paid-in capital	9,579,682	9,564,907
Subscriptions receivable	-	(2,000)
Accumulated other comprehensive income	(3,188,494)	220,712
Statutory reserve	5,990,116	3,493,474
Accumulated earnings (unrestricted)	53,150,728	31,432,206
Total stockholders' equity	65,542,627	44,710,119
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$69,209,426	$55,037,270

12

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended
	December 31,	December 31,
	2015	2014
Sales
Affiliated Entities	$8,257,534	$23,100,627
Third parties	30,147,357	19,417,843
Total sales	38,404,891	42,518,470
Cost of sales
Affiliated Entities	625,571	7,250,258
Third parties	11,936,279	7,020,073
Total cost of sales	12,561,850	14,270,331

Gross margin	25,843,041	28,248,139

Operating expenses
Selling, general & administrative expenses	1,765,257	1,231,036
Total operating expenses	1,765,257	1,231,036

Income (Loss) from operation	24,077,784	27,017,103

Other income (expenses)
Interest income (expenses), net	(1,276)	(346,110)
Government rebate	138,427	343,477
Other income	229	-
Total other income (expenses)	137,380	(2,633)

Income before income tax	24,215,164	27,014,470

Income tax	-	-

Net income	24,215,164	27,014,470

Foreign currency translation adjustment	(3,414,934)	(73,259)

Comprehensive income	$20,800,230	$26,941,211

Common Shares Outstanding, basic and diluted	87,430,953	2,201,644

Net income per share
Basic and diluted	$0.28	$12.27

13

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities
Net income	$24,215,164	$27,014,470
Adjustments to reconcile net income to net cash provided by or used in operating activities:
Bad debt expense	261,847	15,130
Shares to be used and issued for compensation	14,638	-
Depreciation and amortization	4,702	4,199
Expenses paid by stockholder and contributed as capital	712	1,698
Changes in operating assets and liabilities:
Accounts receivable	(474,909)	1,055,131
Inventory	3,838	5,598,542
Prepaid rent	35,541	109,480
Other receivables	380,039	(52,513)
Security deposits to suppliers	955,957	2,715,958
Accounts payable and accrued expenses	(8,381,843)	(5,832,650)
Taxes payable	1,240	224
Other payables	(11,459)	11,451
Increase/(Decrease) in security deposit
Advances from customers	6,424	-
Other assets	-	(48,815)
Net cash provided by operating activities	17,011,891	30,592,305

Cash flows from financing activities
Capital withdrawal from owners	-	(40,677)
Proceeds from issuance of common stock	-	-
Proceeds/(Repayment) to related party, net	3,743,217	(21,059)
Proceeds/(Repayments) from trade financing loans, net	(1,891,048)	(2,082,415)
Net cash used in financing activities	1,852,169	(2,144,151)

Cash flows from investing activities
Purchase of land, property and equipment	(20,776)	(31,633,774)
Net cash used in investing activities	(20,776)	(31,633,774)

Effect of exchange rate changes	(665,200)	73,558

NET INCREASE (DECREASE) IN CASH	18,178,084	(3,112,062)

CASH
Beginning of period	466	3,112,528
End of period	$18,178,550	$466

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID FOR:
Interest	$1,345	$346,110
Income Taxes	$-	$-

14

Financial Projection: Funding

FUDA Group USA intends to raise $200 million to acquire, either partially or whole, any one or more, in any combination, gold, fluorite, graphite, granite and marble resource mines and facilities. Our ability to acquire these assets depends on the funds that we are able to raised. The approximate value of the properties surveyed are as follows:

Gold: Acquisition of Gold Mine US$350 million. All acquisitions will be checked against reports from the Land Resource Bureau. Acquisition of Gold Sorting and Refinery Facility USD150 million. This money would be used to purchase the facility for the refinery, machinery and technology upgrades.

Granite: Acquisition of Granite Mines US$120 million. The granite mines that we intend to acquire are open-pit mines. Open-pit mines are easier to mine and hence lower operational costs. The mine purchase price includes processing facilities. All acquisitions will be checked against reports from the Land Resource Bureau.

Graphite: Acquisition of Graphite Mine US$230 million. This purchase price includes a processing facility with an estimated worth of USD50 million. All acquisitions will be checked against reports from the Land Resource Bureau.

Fluorite: Acquisition of Fluorite Mine US$150 million. This purchase price includes a processing facility with an estimated worth of USD$20 million. All acquisitions will be checked against reports from the Land Resource Bureau.

With respect to any acquisitions mentioned above, there are no formal agreements currently in place. The Company is basing its projections and estimates only on informal mutual understandings that are in place. The Company has obtained various feasibility reports. Based on the funding achieved, the company will phase the completion of the acquisition plan accordingly.

Listing on a National Exchange

Company will apply to list our common stock on The NASDAQ Stock Market. In order for our common stock to be listed, we must fulfill certain listing requirements including a minimum stock price for our common stock. At our Special Meeting of Stockholders held on 1 October, 2015, we received stockholder approval to effect a reverse stock split of our outstanding common stock and to change the allowable exchange ratio to not less than 1-for-4 and not more than 1-for-25. We expect that a reverse stock split would initially result in an increase in the price per share of our common stock and substantially reduce the risk that a U.S. national securities exchange would decline to list our common stock on the basis of failure to meet the exchange’s minimum stock price. No assurances can be given that, even if we satisfy this listing requirement, our listing on The NASDAQ Stock Market or another U.S. national securities exchange will be approved, or that, if our common stock is listed on The NASDAQ Stock Market or another U.S. national securities exchange, we will be able to satisfy the maintenance requirements for continued listing.

Risk Factors

Investing in our common stock involves risks that include the limited operating history, securing adequate capital to continue to expand, maintaining an efficient operating and business model, speculative nature of gold trading, competition, volatile commodity prices and other material factors. For a discussion of these risks and other considerations that could negatively affect the Company, including risks related to this offering and our common stock, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Corporate Information

Our principal office is located at 48 Wall Street, 11 Floor, New York, NY 10005, and our telephone number is (646) 837-7950. Our website is www.fudagroupusa.com .. We expect to make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Offering

This prospectus relates to the offer and sale of 100,000,000 shares (“Shares”) of common stock of the Company.

.

Common stock outstanding before the offering	105,954,309	(1)

Common stock for sale by the Company	100,000,000

Common stock outstanding after the offering	205,954,309	(2)

Proceeds to the Company		$(3)

(1) Based on number of shares outstanding as of the date of this prospectus.

(2) Assumes the sale of the maximum number of Shares.

(3) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares. The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares. In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received by the Company for sales of Shares by the Company at any time in the offering will become immediately available to the Company. There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

Use of proceeds	We expect to receive $ million of net proceeds from the sale of the common stock offered by us, after deducting underwriting discounts and commissions and estimated offering expenses.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

Listing	We intend to apply to list our common stock on NASDAQ.

Risk factors	You should carefully read and consider the information in this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our common stock.

Summary Financial Information

The Company had no operations or specific business plan until the Acquisitions.

The consolidated statements of operations data for the years ended December 31, 2015 and December 31, 2014, respectively, and the condensed balance sheet data as of December 31, 2015 and December 31, 2014, respectively, are derived from the consolidated audited financial statements of the Company, and related notes thereto included herein.

	Year ended	Year ended
	December 31, 2015	December 31, 2014
Statement of operations data
Revenue	$38,404,891	$42,518,470
Gross profit	$25,843,041	$28,248,139
Income (Loss) from operations	$24,077,784	$27,017,103
Net income (loss)	$24,215,164	$27,014,470

	At December 31, 2015	At December 31, 2014
Balance sheet data
Cash	$18,178,150	$466
Other assets	$69,163,193	$55,036,804
Total assets	$69,209,426	$55,037,270
Total liabilities	$3,666,799	$10,327,151
Total members’ equity (deficit)	$65,542,627	$44,710,119

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. Investors should carefully consider the following risks and all of the other information contained in this prospectus before the purchase of the Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The risks described below are not the only ones facing us. Additional risks not presently known to us or which we consider immaterial also may adversely affect us. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money their investment.

Risks Related to Our Business

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company (except Fuda Mining Co.) is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. As such, the Company’s business performance might likely suffer.

The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-	difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;
-	over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;
-	difficulties in integrating the acquired business into information systems, controls, policies, and procedures;
-	failure to retain key personnel, business relationships, reputation, or clients of an acquired business;
-	the potential impairment of acquired assets;
-	diversion of management’s attention from other business activities;

insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-	the assumption of unknown liabilities and additional risks of the acquired business; and

-	unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships. As a result the Company expects to incur additional expenses which could adversely affect the business, financial condition and results of operations.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as staffing needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its products and services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company is susceptible to changes in economic conditions.

Demand for natural resources may decline with changing economic conditions. For example, decline in private construction projects may reduce demand for granite products that the Company operates in. International economic conditions or a slowdown of growth in China or around the globe could harm the Company’s business and operations.

Changes in prices for metals or products will affect the Company’s profitability and operations.

Commodities, such as gold, fluctuate and change in price on a daily basis. Changes in these prices could negatively affect the Company’s operations and profitability.

The Company is dependent on its suppliers, and business difficulty for a supplier could harm the Company’s own business.

The Company relies on its key suppliers. Difficulties that the suppliers experience will burden the Company’s ability to operate. The Company needs to diversify among suppliers, but until such time, the Company is dependent and exposed to the risk of its current key suppliers.

Key suppliers of the Company currently include the following entities:

Junda Mining Co., Ltd.

Xiang An Mining Co., Ltd.

Heng Xu Mining Co., Ltd

Changan Gold Mine

Zhenan Gold Mine

The Company is exposed to seasonal risks in its business and operations.

The Company’s business can encounter seasonal issues from time to time in granite and marble mining as the mining and processing activities can typically be done at year round and during the seasonal periods that construction demand slowed, the mines and processing continued operations and built up inventories to prepare for the periods of higher demand.

The Company has a small financial and accounting organization. Being a public company strains the Company's resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail operational activities.

The Company has an extensive business plan hinged on its ability to market and commercialize its products. If the Company is unable to market and/or commercialize its products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. The business operations of the Company remain speculative.

The Company’s inability to obtain capital, use internally generated cash, or use shares of the Company’s common stock or debt to finance future expansion efforts could impair the growth and expansion of the Company’s business.

Reliance on internally generated cash or debt to finance the Company’s operations or complete business expansion efforts could substantially limit the Company’s operational and financial flexibility. The extent to which the Company will be able or willing to use shares of common stock to consummate expansions will depend on the Company’s market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to the Company’s then existing stockholders. To the extent that the Company is unable to use common stock to make future expansions, the Company’s ability to grow through expansions may be limited by the extent to which the Company is able to raise capital for this purpose through debt or equity financings. No assurance can be given that the Company will be able to obtain the necessary capital to finance a successful expansion program or the Company’s other cash needs. If the Company is unable to obtain additional capital on acceptable terms, the Company may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, the Company may need additional funds to implement the Company’s internal growth and operating strategies or to finance other aspects of the Company’s operations. The Company’s failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits the Company’s operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder the Company’s ability to actively pursue any expansion program the Company may decide to implement and negatively impact the Company’s stock price.

Costs incurred because the Company is a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the SEC’s rules and regulations relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

It may be time-consuming, difficult and costly for the Company to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to the Company. The Company’s new members of management as of the reverse merger transaction have no experience operating a public company. The Company may need to recruit, hire, train, and retain additional financial reporting, internal controls, and other personnel in order to develop and implement appropriate internal controls and reporting procedures both domestically and internationally. If the Company is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, the Company may have material weaknesses reported in the Company’s independent accountant’s attestation report on the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act.

The PRC legal system embodies uncertainties that could limit the legal protections available to the Company.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing general economic and business matters. The overall effect of legislation since 1979 has been a significant enhancement of the protections afforded to various forms of foreign-invested enterprises in China. These laws, regulations, and legal requirements, however, are constantly changing, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to the Company. In addition, the Company cannot predict the effect of future developments in the PRC legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Furthermore, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s stock price may not track the price of gold or granite.

The prices of commodities fluctuate and are volatile. The Company’s share price may be adversely impacted by changes in the prices of commodities, such as gold or granite. However, the Company’s stock price may not directly track the price of commodities, as price of commodities trade independent of shares in the Company.

Because the Company is based overseas, it may be difficult for investors and others to pursue lawsuits and enforce judgments against the Company.

The Company has operations and its main business headquarters overseas. The management of the Company are primarily based in China. As a result, prospective investors may encounter difficulty in pursuing lawsuits against the Company or its management. Furthermore, judgements against the Company or its management may be challenging to enforce against these parties overseas, because of their presence outside the United States.

The management of the Company may lack experience in new lines of business or operations that the Company explores in the future.

The Company may expand into various business lines or pursue different or new operations. The Company’s management may, however, lack requisite experience in new lines of business or operations that are not presently active or contemplated by the Company.

The Company’s business strategy is to acquire active mines that are currently in operation. Along with the acquisition, the Company plans to retain key individuals as well as the current operations team to ensure smooth transition, transfer and continuity of know-how, expertise and management. The Company also plans to engage consultants to streamline processes and upgrade the technology to improve the effectiveness and efficiency of the mines wherever possible.

The Company’s business model is to engage various professionals versed in the different areas of mining operations, processing, jewelry making and retail. The cooperation with these professionals is likely to buttress the Company’s existing management’s experience and capabilities as the Company expands into new areas

 The Company’s contractual arrangements with the Company’s affiliated PRC entity may result in adverse tax consequences.

As a result of the Company’s corporate structure and the contractual arrangements between the Company and the Company’s affiliated PRC entity, the Company are effectively subject to the 5% PRC business tax on net revenues derived from the Company’s contractual arrangements with the Company’s affiliated PRC entity. The Company may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between the Company and the Company’s affiliated PRC entity were not on an arm’s length basis and constitute a favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that the Company’s affiliated PRC entity adjust its taxable income, if any, upward for PRC tax purposes. Such a pricing adjustment could adversely affect the Company by increasing the Company’s affiliated PRC entity’s tax expenses without reducing the Company’s tax expenses, which could subject the Company’s affiliated PRC entity to late payment fees and other penalties for underpayment of taxes. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. As a result, the Company’s contractual arrangements with the Company’s affiliated PRC entity may result in adverse tax consequences to us. As the Company’s affiliated PRC entity suffered accumulated loss since its inception, it has not paid any PRC income tax so far. If it generates net income from transactions with the Company’s PRC subsidiaries pursuant to the contractual arrangements in the future and the PRC tax authorities decide to make transfer pricing adjustments on its net income, the Company’s consolidated net income may be adversely affected.

Restrictions on currency exchange may limit the Company’s ability to utilize the Company’s capital effectively.

All of the Company’s revenues and operating expenses are denominated in Renminbi. The Renminbi is currently freely convertible under the “current account”, which includes dividends, trade, and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.

Currently, the Company’s PRC subsidiaries may purchase foreign exchange for settlement of “current account transactions,” and retain foreign exchange in its current account, subject to a ceiling approved by the SAFE, to satisfy foreign exchange liabilities or to pay dividends. The Company cannot, however, assure you that the relevant PRC governmental authorities will not limit or eliminate the Company’s PRC subsidiaries’ abilities to purchase and retain foreign currencies in the future.

Since a significant amount of the Company’s future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit the Company’s ability to utilize capital generated in Renminbi to fund the Company’s business activities outside of China, if any, or expenditures denominated in foreign currencies.

Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities. In particular, if the Company finances the Company’s PRC subsidiaries by foreign currency loans, those loans cannot exceed certain statutory limits and must be registered with the SAFE, and if the Company finance the Company’s PRC subsidiaries by capital contributions, then those capital contributions must be approved by the Ministry Of Commerce or its local agency. In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, the Company may not be able to finance its operations by loans or capital contributions. The Company cannot assure you that the Company can obtain these governmental registrations or approvals on a timely basis, if at all. These limitations could affect the ability of these entities to obtain foreign exchange through debt or equity financing, and could adversely affect the Company’s business and financial conditions.

Fluctuation in the value of the Renminbi may reduce the value of the Company’s investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on exchange rates set by the People's Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi solely to the U.S. dollar. Under this revised policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. The People's Bank of China, however, regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. For almost two years after July 2008, the Renminbi traded within a narrow range against the U.S. dollar. As a consequence, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government announced that it would increase Renminbi exchange rate flexibility. It remains unclear, though, how this flexibility might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Because all of the Company’s revenues and expenditures are denominated in Renminbi, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying change in the Company’s business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend the Company issue that will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments the Company make in the future.

Very limited hedging transactions are available in China to reduce the Company’s exposure to exchange rate fluctuations. To date, the Company have not entered into any hedging transactions in an effort to reduce the Company’s exposure to foreign currency exchange risk. While the Company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and the Company may not be able to successfully hedge the Company’s exposure at all. In addition, the Company’s currency exchange losses may be magnified by Chinese exchange control regulations that restrict the Company’s ability to convert Renminbi into foreign currency.

Our estimated reserves on mines to be acquired are based on many assumptions that may turn out to be inaccurate. Significant inaccuracies in these underlying assumptions will materially affect the quantities and present value of our proved reserves.

Mining is not an exact science and requires subjective estimates of underground accumulations of reserves and assumptions concerning future commodity prices, production levels and operating and development costs. As a result, estimated quantities of proved, probable and possible reserves, projections of future production rates and the timing of development expenditures may be incorrect. The timing of both our production and our incurrence of costs in connection with the development and production of reserves will affect the timing of actual future net cash flows from proved, probable and possible reserves.

The volatility of gold and precious metal commodities prices due to factors beyond our control greatly affects our earnings, cash flows and asset values.

Our financial results vary with fluctuations in the market prices of gold and precious metal. A substantial or extended decline in the market prices of gold and precious metal commodities could have a material adverse effect on our financial results, the value of our assets and our ability to repay any debt that we may incur or to meet our other fixed obligations, and could depress the trading prices of our common stock.

Our revenues, operating results, profitability, future rate of growth and the carrying value of our properties depend primarily upon the prevailing commodity prices. Historically, gold and precious metal as well as specialized commercial minerals prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.

Our business plan requires substantial additional capital, which we may be unable to raise on acceptable terms in the future, which may in turn limit our ability to execute our business plan and could lead to a loss of properties and have a material adverse effect on our production, reserves and results of operations.

Growing the business and making the necessary acquisitions to execute it is very expensive, and we expect that we will need to raise substantial additional capital, through future private or public equity offerings, strategic alliances or debt financing, before we achieve commercialization of some of our properties.

In the near term, we intend to finance our capital expenditures with cash flows from operations, borrowing availability and proceeds from this offering.

Our business and operating results can be harmed by factors such as the availability, terms and cost of capital or increases in interest rates. Changes in any one or more of these factors could cause our cost of doing business to increase, limit our access to capital, limit our ability to pursue acquisition opportunities, reduce our cash flows available for drilling and place us at a competitive disadvantage. Continuing disruptions and volatility in the global financial markets may lead to an increase in interest rates or a contraction in credit availability, which could impact our ability to finance our operations.

If we are unable to fund our capital requirements, we may be required to curtail our operations relating to an inability to implement our development plan, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our production, revenues and results of operations. In addition, a delay in or the failure to complete proposed or future projects could delay or eliminate potential efficiencies and related cost savings.

Our international operations are subject to political, social and geographic risks of doing business in countries outside the U.S.

We currently have operations located outside of the United States. Our international operations must comply with the U.S. Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws of the other jurisdictions in which we operate. There has been a substantial increase in the global enforcement of these laws. Any violation of these laws could result in significant criminal or civil fines and penalties, litigation, and loss of operating licenses or permits, and may damage our reputation, which could have a material adverse effect on our business, results of operations and financial condition.

The inability of one or more of our customers to meet their obligations may adversely affect our financial results.

In addition to credit risk related to receivables from commodity derivative contracts, our principal exposure to credit risk is through receivables from purchasers. Current economic circumstances may further increase these risks. We do not require our customers to post collateral. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may materially adversely affect our financial condition and results of operations.

We rely on a few key employees whose absence or loss could adversely affect our business.

Many key responsibilities within our business have been assigned to a small number of employees. The loss of their services could adversely affect our business. In particular, the loss of the services of one or more members of our senior management team, could disrupt our operations.

Our failure to successfully identify, complete and integrate future acquisitions of properties or businesses could reduce our operating results and slow our growth.

There is intense competition for acquisition opportunities in our industry and we may not be able to identify attractive acquisition opportunities. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our ability to complete acquisitions is dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Further, these acquisitions may be in geographic regions in which we do not currently operate, which could result in unforeseen operating difficulties and difficulties in coordinating geographically dispersed operations, personnel and facilities. In addition, if we enter into new geographic markets, we may be subject to additional and unfamiliar legal and regulatory requirements. Compliance with these regulatory requirements may impose substantial additional obligations on us and our management, cause us to expend additional time and resources in compliance activities and increase our exposure to penalties or fines for non-compliance with such additional legal requirements. Completed acquisitions could require us to invest further in operational, financial and management information systems and to attract, retain, motivate and effectively manage additional employees. The inability to effectively manage the integration of acquisitions could reduce our focus on subsequent acquisitions and current operations, which, in turn, could negatively impact our results of operations and growth. Our financial condition and results of operations may fluctuate significantly from period to period, based in part on whether or not significant acquisitions are completed in particular periods.

Any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about estimated proved, probable or possible reserves, future production, commodity prices, revenues, capital expenditures, operating expenses and costs;

•	an inability to obtain satisfactory title to the assets we acquire;

•	a decrease in our liquidity by using a significant portion of our available cash to finance acquisitions;

•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;

•	the assumption of unknown liabilities, losses or costs for which we obtain no or limited indemnity or other recourse;

•	the diversion of management’s attention from other business concerns;

•	an inability to hire, train or retain qualified personnel to manage and operate our growing assets; and

We are subject to various legal proceedings, which may have an adverse effect on our business.

We are party to a number of legal proceedings in the normal course of business activities, including workers’ compensation claims, employment-related disputes, commercial disputes, personal injury claims, royalty claims, property damage claims and contract actions.

There is the potential that litigation could have an adverse effect on our cash flows, results of operations or financial position. If we are not able to successfully defend ourselves with respect to various legal proceedings, there could be a delay or even a halt in our exploration, development or production activities or other business plans, resulting in a reduction in reserves, loss of production and reduced cash flows.

Risks Related to this Offering and Our Common Stock

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

Shareholders of the Company cannot rely upon Rule 144 to resell securities of the Company.

Due to the Company’s previous status as a shell company, shareholders cannot rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)). As such, certain shares of common stock have no ability for resale or transfer until the Company meets the requirements of Rule 144(i)(2) of the Securities and Exchange Commission

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

-The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

-The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

-The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The Company may need additional capital, and the sale of additional shares or other equity securities could result in dilution to the Company’s stockholders.

The Company may require additional cash resources due to changed business conditions or other future developments, including any investments the Company may decide to pursue. If the Company’s resources are insufficient to satisfy the Company’s cash requirements, the Company may seek to sell additional equity or debt securities. The sale of additional equity securities could result in dilution to the Company’s stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in further operating and financing covenants that would further restrict the Company’s operations. The Company cannot provide assurances that financing will be available in amounts or on terms acceptable to the Company, if at all.

The Company’s officer and director Xiaobin Wu beneficially owns a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Xiaobin Wu, an officer and director of the Company, currently beneficially own more than 50% of the Company’s outstanding common stock. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares.

The Company may complete another primary offering for Shares in parallel with or immediately following this offering.

The Company may conduct a primary offering for Shares to receive proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of existing shareholders in the Company.

We will incur increased costs as a result of being a public company, which may significantly affect our financial condition.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company to meet related reporting requirements. We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the Financial Industry Regulatory Authority. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Under the Shared Services Agreement that we expect to enter into with FCX at the closing of this offering, FCX will provide legal, accounting and other services necessary for us to meet our regulatory obligations as a public company. If the Shared Services Agreement is terminated or not renewed, we will need to find a replacement service provider or provide such functions ourselves, which may increase the costs associated with meeting our public company reporting requirements.

We expect to incur additional expenses and devote additional management effort toward ensuring compliance with Section 404 of the Sarbanes-Oxley Act. See “—Risks Related to Our Business—If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed.”

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of shares of common stock. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. Currently, no such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

There has been no public market for our common stock, and if the price of our common stock fluctuates significantly, your investment could lose value.

Prior to this offering, there has been no public market for our common stock. Although we intend to apply to list our common stock on the NASDAQ, an active public market may not develop for our common stock or our common stock may not trade in the public market subsequent to this offering at or above the initial public offering price. If an active public market for our common stock does not develop, the stock price and liquidity of our common stock will be materially and adversely affected.

If there is a thin trading market or “float” for our common stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the stock price of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. The initial offering price may not be indicative of the stock price for our common stock after this offering. In addition, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;

•	changes in our earnings estimates;

•	investment recommendations by securities analysts following our business or our industry;

•	additions or departures of key personnel;

•	changes in the business, earnings estimate or market perceptions of our competitors;

•	our failure to achieve operating results consistent with securities analysts’ projections;

•	changes in industry, general market or economic conditions; and

•	announcements of legislative or regulatory change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

We do not intend to pay cash dividends on our common stock in the foreseeable future, and therefore only appreciation of the price of our common stock will provide a return to our stockholders.

We anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors deemed relevant by our Board of Directors. As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

Forward Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

Special Additional Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Business” and “Risk Factors.”  These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

•	the Company’s ability to find suitable markets for, and increase sales of, the existing products it offers and develops;
•	the Company’s ability to successfully defend and maintain its intellectual property rights;

•	the Company’s ability to obtain additional capital to fund expansion of its product line, new marketing initiatives, and/or acquisitions;
•	economic, regulatory, and legal risks associated with the Company’s operations; or
•	the loss of key members of the Company’s management.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this prospectus.  You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

We plan to use all of the net proceeds from this offering to fund our future capital program and for general corporate purposes.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

DILUTION

Purchasers of our shares of commons stock (“the Shares”) may experience immediate dilution in the value of their shares of common stock. Assuming purchasers in this offering will pay $2 per share but immediately after purchase the value of the Shares will be reduced. Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

Our net tangible book value as of December 31, 2015 was approximately $65.5 million, or $0.62 per share (unaudited) based on 105,954,309 shares of common stock outstanding. Assuming the sale by us of 100,000,000 shares of common stock offered in this offering at a public offering price of $2 per share, and after deducting the estimated underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2015 would have been $265.5 million, or $1.29 per share.  This represents an immediate increase in net tangible book value of $0.67 per share to our existing stockholders and an immediate dilution of $0.71 per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates this per share dilution:

Assumed Public offering price per share		$2.00
Net tangible book value per share as of December 31, 2015	$0.62
Increase per share attributable to existing investors	$0.67

Net tangible book value per share after this offering		$1.29

Dilution per share to new public investors	$0.71

The following table sets forth, on an as adjusted basis as of December 31, 2015, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $2.00 per share of common stock:

	Shares		Total Cash Consideration
	Number	Percent	Amount (in thousands)	Percent	Average Price Per Share
Existing stockholders	105,954,309	51.4%	$-	-%	$-
New investors from public offering	100,000,000	48.6%	$200,000	100%	$2.00
Total	205,954,309	100%	$200,000	100%

The total consideration amount for shares of common stock held by our existing stockholders includes total cash paid for our outstanding shares of common stock as of December 31, 2015 and excludes the value of securities that we have issued for services.  If the underwriters’ over-allotment option of _______shares of common stock is exercised in full, the number of shares held by existing stockholders will be reduced to_____% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to_______ shares, or _____%, of the total number of shares of common stock outstanding after this offering.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

Prior to this offering, there has been no public market for our common stock. The initial public offering price would be arbitrary determined or determined by negotiations between a representative of an underwriter (if and when appointed) and us. In determining the initial public offering price of our common stock, the following shall be considered:

•	the history and prospects for the industry in which we compete;

•	our financial information;

•	the ability of our management and our business potential and earning prospects;

•	the prevailing securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

PLAN OF DISTRIBUTION

The Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, the Company has not located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 480,000,000 shares of common stock, par value $0.0001, of which 105,954,309 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

In October 2015, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a forty-one (41) for one hundred (100) basis, such that each one hundred (100) shares of common stock outstanding held by a stockholder were converted into only forty-one (41) shares of common stock outstanding. All outstanding shares of common stock were so converted in October when such amendment was filed in the State of Delaware. The action was duly approved by the board of directors and shareholders of the Company. As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 258,339,773 shares outstanding to 105,954,309 shares outstanding at such time.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 100,000,000 shares of its common stock for sale to the public at a price of  $___ per Share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Transfer Agent

It is anticipated that the transfer agent and registrar for the Company’s common stock is Colonial Stock Transfer Company, Inc.

Dividends

The Company has not paid any dividends to date. The Company intends to offer dividends in the future, depending on the success of its business and its overall financial performance, including the availability of cash and other needs/uses of cash.

THE BUSINESS

Background

The Company was incorporated in the State of Delaware in September 2014 and was formerly known as Spruce Valley Acquisition Corporation. In February 2015, Spruce Valley changed its name to Fuda Group (USA) Corporation.

Prior to the Acquisitions, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of Fuda UK and Marvel (and of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda), each of which was acquired by the Company in the Acquisitions.

The Company is seeking to engage in the business of gold and precious metals trading and investment, and additionally through vendor and supplier relationships trades in granite, marble, fluorite and graphite. The Company is engaged in the business of shipping in 2013 and the brokering of sales in 2014. Besides trading of construction materials such as granite and marble, Liaoning Fuda also purchased titles to land use right surrounding the mines for investment purposes. With respect to titles to land use right, the Company purchased the land for investment for prospective future land appreciation, because this land surrounds active mines. When the active mines have depleted their current stock, they would seek to expand outwards into the Company’s land. Hence, the Company is awaiting resale and appreciation of land. Secondly, these parcels of land have reports and studies from various sources indicating that it contains gold veins. At an appropriate time and if opportunity of a suitable partner presents itself, the Company might consider to open up and explore these mines.

The Company has started to explore opportunities in trading, sorting and processing of gold. The Company plans to look for mergers and acquisitions opportunities with other companies and also to purchase gold mining assets and facilities.

The Company had discussions with a few potential mine owners and has obtained from these owners their various geological exploration reports. The Company has amongst them identified potential mines that we intend to acquire along with their sorting and processing facilities. The Company would be able to commence with the acquisition process once funds have been raised.

For gold, trading refers to the purchase of gold sand, powder and bars. The Company currently purchases gold bars for trading. It also buys gold powder and stones for both processing and trading. Sorting refers to the selection of high quality tailings, extracting and refining them into gold bars. The processing would encompass the extraction of precious minerals out of the sand/rock, refining them into gold bars. These gold powder and the stones are sourced from gold mines around Northern China. Mining refers to the actual mining of the gold mines, which the Company plans to pursue in the future. The Company has recently engaged in gold trading as a start to its vision to expand into the gold trade. The company has also started to purchase gold powder and stones from various suppliers with the intention to either trade on these or appoint a subcontractor to extract and process this gold powder into gold bars and other precious metal.

For granite mining, the Company plans to make acquisitions in an open granite mine that employ's saw cutting methods to remove large raw blocks from the quarry. In addition, the Company also plans to process the raw blocks into slabs, pavers, wall claddings as well as carvings. These products can be sold to government agencies for infrastructure projects, corporations, granite processing plants, civil engineering companies as well renovation companies.

The Company has some land assets. These land assets which are currently forest land have a geological survey report completed. The Company intends to acquire mining rights for it. The map is inserted directly below:

The Market

The Company’s management believes that the market demand for natural resources (such as gold, fluorite, graphite, granite and marble) will continue. Gold and other precious metals are commodities and will have times of high and low price, but the demand for it as a commodity would be present. The same to be said for granite and marble that would be affected by the economy in particular the performance in construction trade.

The Company recognizes that a significant opportunity exists in the gold and precious metal market and the retail market is an avenue worth pursuing. At the end of 2014, gold accounted for 58% of Jewelry demand. Currently, 57% of this demand is filled from India and China. Today 70% of brides choose white gold for their wedding or engagement rings (see http://www.xogroupinc.com/press-releases-home/2011-press-releases/2011-08-30-2011-engagement-and-jewelry-statistics-released.aspx). The total value of the market for white gold wedding and engagement rings in the US, where gold remains at the centre of the wedding ritual, is in excess of US$6.3 billion. Moreover, the US market for gold jewellery has shifted away from mass market gold sales and is enjoying a renaissance at the high end with the growth of designer gold Jewelry brands, particularly in yellow gold, that has become increasingly fashionable on the East and West coasts. A preference towards yellow gold among celebrities and fashion icons is considered the driving force behind this recent trend, in addition to the growing number of innovative yellow gold concepts emerging from up-and-coming jewellery designers (source: IBIS reports).

Over the five years through 2015, revenue for the Jewelry Manufacturing industry has grown 15.6% annually, totaling $90.0 billion. China is the second-largest jewelry-manufacturing and jewelry-consuming country in the word, supplying a vast domestic market and many foreign countries. Exports are expected to reach $57.6 billion in 2015 – 63.9% of industry revenue.

Competing imports are estimated at $31.5 billion in 2015 and account for 49.3% of domestic demand. Over the five years through 2020, industry revenue is forecast to increase at the lower average annualized rate of 8.0%, as the industry begins to mature. In 2020, ACMR-IBISWorld projects total industry revenue at $132.5 billion. Over the next five years, the product structure within the industry will remain relatively steady with gold, diamond and platinum jewelry being the main products.

Weddings are also a key driver of American demand for gold jewelry today. The US market for engagement rings and wedding bands is more than US$9.7 billion. Gold’s dominance of this market is derived from its claim to being the original and authentic metal of love. Its physical beauty, strength, and intrinsic value have made it the definitive choice for wedding bands for almost two thousand years. These qualities are still the reason over 77% of women choose gold for their wedding band today. On average, couples spend between US$1,500 and US$2,000 on the bride’s wedding band, and there is a growing trend towards more premium, customized products.

Commodities prices can be volatile and are generally not considered to be stable over time.

Market Trends and Dynamics

The future looks bright for the Jewelry Stores industry. During the five years to 2020, the industry is expected to grow largely in line with the overall economy. Consumer confidence and purchasing power are both anticipated to rise steadily as the economic climate continues to improve, bolstering demand for jewelry products. Additionally, growth in the number of households that earn more than $100,000 is expected to accelerate slightly through 2020. These factors will keep demand for industry products high. Consequently, industry revenue is expected to grow at an average annual rate of 2.4% to $38.5 billion during the five years to 2020.

Gold jewelry

Gold jewelry is estimated to account for 9.6% of industry revenue. Consumers may purchase gold for long-term or short-term purposes. Apart from being used as decorative jewelry, some forms of gold jewelry are purchased as inflation-protection vehicles and for stored wealth in periods of uncertainty. This segment includes all gold jewelry items in which diamonds, colored stones or pearls constitute less than 50.0% of jewelry value. Neckwear, which includes gold chains, dominates the product category. This segment’s share of industry revenue has declined amid rising demand for alternative metal types.

Major Market Segmentation

According to IBIS World, consumers within the first, second and third income quintiles are expected to account for a respective 5.9%, 8.2% and 9.4% of industry revenue, each reflecting only a slight expansion over the past five years. Consumers within the fourth income quintile spend considerably more on jewelry items than lower income quintiles. During the year, consumers within this income quintile are expected to account for 18.9% of industry revenue. Demand from this segment has grown in line with rising consumer confidence and discretionary income. Highest income quintile consumers are expected to account for a considerable 57.6% of industry revenue. (source: IBIS World). This is the Company’s target market, the 57.6% or top wage earners in this market segment.

The Market: Granite and Marble

The history and use of granites dates back to the 26th century B.C. in which the Egyptians used granite blocks for constructing pyramids. Other uses in Ancient Egypt included columns, door lintels, sills, jambs, and wall and floor veneer. Since then, the use of granite has grown in popularity and is used by people around the world for many purposes, including sculptures and monuments, memorials, dimension stone and as flooring tiles in public and commercial buildings and monuments, slabs, furniture and pavers.

With the introduction of foreign processing technology and equipment into China in the 1980's/90's, the stone industry in China has achieved significant breakthroughs in terms of quality. The granite industry has also gradually transformed itself from being structural material into a decorative material.

The Company supplies raw blocks to wholesalers and other stone processing plants. Hence, to expand or stimulate the business as an end to end supplier, the intention is to build proprietary, owned processing plants. This outcome shall increase profit margins by getting further down the supply chain, closer to the customers which shall reduce double handling costs in terms of transportation.

Stone processing business in China is a booming active market and is a definite revenue winner compared to other building materials. In 2013, sales revenue for all companies in the industry is estimated to be around USD$600 billion. In 2014, China's import and export trade volume for the stones industry was around USD$80 billion. Exports accounted for about two-thirds of this figure, and imports accounted for one-third.

With the worldwide economic downturn starting 2008, although the stone processing industry growth had slowed, the growth rate nevertheless maintained itself at more than twice the GDP. In 2013, Granite stone production growth was over 10 percent.

China's stone industry market presents four major characteristics:

•	First, demand in the Chinese market itself is better than demand in the international market.
•	Second, large enterprises perform better than small businesses.
•	Third, there are more benefits for company going into processing and marketing finished products than doing just wholesale business.
•	Fourth, businesses with resources are better off than businesses with no resources.

Stone Market

In a September 2015 report (“Rising Construction Activity in Emerging Markets to Fuel Growth in the Global Granite, Marble & Stone Market, According to a New Report by Global Industry Analysts, Inc.”), GIA launched a comprehensive analysis of industry segments, trends, growth drivers, market share, size and demand forecasts on the global Granite, Marble and Stone market.

The global market for Crushed Stone is projected to reach 19.6 billion metric tons by 2020, driven by growing construction activity and healthy industrialization in emerging markets.

The global stone market is chiefly influenced by trends in the construction industry. The market is composed of crushed stone and dimension stone. Granite represents the largest segment of the dimension stone market, followed by marble. Production of granite in the global market is dominated by five countries including China, Brazil, Saudi Arabia, India and Spain. China, India and Brazil together accounted for over four-fifth of the total value of granite produced worldwide in the year 2014. The United States, during the same year, recorded stable gains in consumption growth, supported by the continued recovery in GDP and revival in the domestic construction industry. Growing stability of the US economy, strengthening consumer confidence, improving real estate market, and rise in housing starts are key factors spurring growth in the country. Imports of crude and roughly trimmed granite products in the United States increased during the year 2013 which positively impacted export oriented countries such as China, India, and Brazil. Traditional stone markets of France, Portugal and Spain also witnessed growth against the backdrop of the strengthening Euro.

The natural stone market is witnessing steady growth, encouraging the influx of newer players into the market. China represents the leading producer of natural stone worldwide. While the country remains a vital player in trade of natural stones especially for pink, gray and various light-colored granite and marble tiles. Italy produces high quality granite, marbles and other stones. In terms of trade, China, Turkey, Italy and India accounted for approximately three-fourth of the global marble and granite exports in the year 2014. Globally, crushed stone consumption is exhibiting strong growth, driven by the robust demand for construction aggregate in Asia-Pacific. In addition, consumption in the region is also supported by the growth in domestic steel production, cement manufacturing, glass, metal and paper manufacturing. China is the largest producer of crushed stone in the world.

As stated by the new market research report on Granite, Marble and Stone, Asia-Pacific represents the largest and the fastest growing market worldwide, with a CAGR of 6.2% over the analysis period. The growth in the region is led by strong urbanization and continued industrialization trends and the resulting rise in residential and infrastructure construction activity in economies such as China, India, Thailand, Indonesia and other Southeast Asian countries. The Middle East and Europe are the other major markets in terms of consumption of crushed stone.

Major players covered in the report include Ablegroup Berhad, American Marazzi Tile, Inc., Benchmark Building Supplies Ltd., CaesarStone, Cambria, CCM Enterprises, COSENTINO SA, Craig Baker Marble Co., Inc., Dakota Granite Company, Dal-Tile Corporation, Duracite, Inc., Granite Canada Exports, Marazzi Group, OJSC LSR Group, PebbleArt Inc., Precision Countertops, Inc., RockSolid Granit USA Inc., Silkar Mining, U.S. Stoneworks, Inc., and Vangura Surfaces Products, Inc., among others.

Entry of the Company into the Market

The Company aims to develop a new business model that would form a ‘vertical integration’ of all its three segments, beginning at the mining stage and ending at FUDA Group USA’s new style of Corporate and franchise stores. This would ensure that all aspects of the business run more efficiently and that the Company is able to leverage various synergies without the need for intermediary intervention.

Additional Information re: Entry into Various Market Areas

The Company only intends to use the funds raised in this offering to purchase a mine, either gold or granite, depending on the amount raised in this offering. The Company will revise its plans in the business areas, depending on the amount of capital raised. The milestones for generating revenue are noted above in this prospectus. As soon as the Company secures a contract with a mine, it will begin to generate revenue in gold mining.

The Company views its entry into various market areas as a two-step process:

The first stage: Based on the amount of funds raised, the initializing of a mining company and processing plant will require 180 days as per the Company’s milestone chart included above in the prospectus. The products would include the following: ore, sand, fine. These items would be traded in the wholesale market.

The second stage: Entry into the retail market would be a longer term plan for the Company. In this phase, the Company intends to create its own consumer line and actively promote its brand name. This phase will only happen after successful completion of the first stage. It would take approximately 12 months after completion of stage 1 to perform this stage 2.

Products and Services

The main activities of the Company include: sales and marketing of both granite and marble raw blocks and finished products; and sales of gold and other precious metal both raw powder/stones and finished products to domestic as well as international buyers. Though the company is currently focused on selling domestically, it does not intend to abandon international buyers. We do not actively promote to international buyers, however, if there is a request, we will still sell. We expect interest from international buyers to flow in with the appointment of our new marketing director.

The finished products for granite include granite slabs, pavers, carvings and wall claddings. Since one of the particular features of the stone that the Company engages in is that they can be used for both for internal as well as external construction application, the Company has a large target market to reach out to for sales of products.

The Company also buys gold powder and raw stones from suppliers and processes them into gold bars via an appointed subcontractor since July of 2015. The company also engages in the sorting and selection of high quality tailings for processing.

The products that the Company is currently trading in are the following:

-Granite and marble products to be used in building construction, such as floor tiles, curbs, pavers, wall cladding, mushroom stones, countertops, carvings etc.

-Gold products include ore, slag and dory bars.

The Company does not need additional capital to be able to purchase and trade in these products. However, the Company plans to acquire stakes in mining projects and processing plants to ensure stability of supply and improve profit earnings.

Seasonality of Business

The Company’s business can encounter seasonal demand fluctuations in the granite and marble trade. Though processing activities can be conducted all year around, mining activities are limited during winter. During seasonal periods, construction demand slows as well. Hence to ensure that there are enough inventories to cater for winter sales a temporary build up in inventory is required.

Competition

The metals and mining sector in China is represented at the top by large state-owned firms organized to extract and process resources on a provincial or regional scale. The firms in this list mine a wide variety of mineral resources, including coal, bauxite, copper, gold, zinc and iron ore. Most of the companies are also involved in varied business activities that grew out of their mining operations. This list is ranked according to reported revenues in their consolidated financial statements for 2014. Important resource extraction figures from the same year are also noted:

1) China Shenhua Energy Co. Ltd., (HKSE: 1088-OL.HK), is China's biggest coal mining company by extraction volume, with a reported commercial production of about 306 million tons in 2014. China Shenhua Energy with its subsidiaries and affiliated companies are also engaged in coal chemical processing, power generation and delivery, plus rail and sea transportation businesses. China Shenhua Energy reported a consolidated revenue of $38.8 billion.

2) Jiangxi Copper Co. Ltd. is China's largest copper mining company, and one of its largest gold and silver mining companies. It processed more than 1.3 million tons of refined copper, over 28 tons of gold and 625 tons of silver in 2014. Besides from processing various metals and chemicals, Jiangxi Copper also produces copper products such as copper rods, tubes and foil. Jiangxi Copper reported more than $31 billion in consolidated revenue.

3) Shaanxi Coal and Chemical Industry Group Co. Ltd. is a coal mining and processing conglomerate with operations in electric power generation, iron and steel production, heavy equipment manufacturing and an array of other businesses. The company reported gross coal production of nearly 140 million tons in 2014, making it China's third-biggest coal producer by volume. Consolidated revenue amounted to $28.7 billion. Several subsidiary companies are listed on the Shanghai Stock Exchange, including Shaanxi Coal Industry Co. Ltd. and Shaanxi Construction Machinery Co. Ltd.

4) Aluminum Corporation Of China Ltd., (NYSE: ACH), also known as Chalco, is China's largest bauxite mining company. The company refines bauxite ore into aluminum oxide, known as alumina, which is then sold or further processed into primary aluminum. Chalco is the world's second-largest alumina processor by volume, reporting production of about 13.2 million tons in 2014. Output of primary aluminum was about 3.7 million tons. Chalco also fabricates aluminum products and engages in coal production and power generation businesses. It reported a consolidated revenue of more than $22 billion in 2014.

5) China Coal Energy Co. Ltd., (HKSE: 1898-OL.HK), is China's second-biggest coal mining firm, reporting a production of more than 165 million tons of coal in 2014. The company also produces coal-related chemicals, manufactures specialized coal mining equipment and provides coal mine engineering services to other mining companies. China Coal Energy reported consolidated revenue of more than $11 billion.

6) Yanzhou Coal Mining Co. Ltd., (NYSE: YZC), is a coal mining and processing firm with associated operations in railway transportation, coal chemical production and power generation. It operates twelve coal mines in China and another nine mines in Australia with a total of six additional mines set to enter commercial production by 2016. Total coal production amounted to more than 80 million tons in 2014. Yanzhou’s consolidated revenue was more than $9.4 billion.

7) Zijin Mining Group, (HKSE: 2899-OL.HK), is China's biggest gold producer, second-biggest copper producer and major producer of iron and silver ores. In 2014, it produced 175 tons of gold, 411,000 tons of copper, 3 million tons of iron concentrates and 349 tons of silver. It also mines zinc, tungsten, tin, lead, molybdenum and coal. In addition to its domestic mines, Zijin Mining Group has mining operations in Kyrgyzstan, Tajikistan, South Africa and Russia. It reported a consolidated revenue of more than $9.1 billion.

Strategic Relationship with Suppliers

The Company believes that the relationship with our major suppliers – such as Junda Mining, Heng Xu Mining, and Xiang An Mining will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with our major suppliers in important areas of its business and operations. The Company’s management believes that adding more value to existing suppliers is the most efficient and useful route to building the Company’s business in a competitive industry.

The Company does work with several important suppliers/vendors that are important for its operations and success, including the three most significant suppliers – Junda Mining, Heng Xu Mining and Xiang An Mining.

Governmental Regulations

The Company does not presently need or require any approval of a material nature from government authorities or agencies in order to operate its regular business and operations.

The mines that the Company plans to work in are active mines and they have the relevant permits that comply with government regulations. Permits will be transferred to the Company accordingly and there is no need for the Company to do so. The Company shall be retaining the management and adding on consultants to watch over the compliance process.

The permits that would be required are discussed directly below.

Government Permits

The mines in question are active mines and they have the relevant permits. The permits will be transferred over accordingly. There is no need for the Company to have additional permits, because the Company would be retaining the management and adding on consultants to watch over the compliance process.

The permits that would be required are:

Permit Authority	Type of Permit
Sate Administration of Work Safety	Work Safety Permit
Ministry of Environmental Protection	Environmental Investigation Approval
Ministry of Land Resources	Mining License
State Administration of Taxation	Tax Certificate
State Administration of Industry and Commerce	Business Registration Certificate

Customers

The Company has many other customers, and plans to continue to grow its customer base. Customers are typically industrial wholesalers, government agencies with infrastructure or upgrading projects, civil engineering firms, corporations, renovators, construction companies and stone processing factories.

The Company has provided a list of projects below. The first four projects noted below involve only supply of materials by the Company to builders. The remainder listed are sales to traders who have projects in their various respective countries.

Project	Country	Size	Products
Beijing Capital Airport Terminal 3	China	Large Size	Granite Polished Slabs 800*800*2.5
CExhibition Hall in DanDong	China	Mid Size	Granite Polished Slabs 800*800*2.5
Wanda Real Estate Development Construction Projects	China	Mid Size	Granite Square Tiles 300*600*150
Sun Fortune Building Construction Projects	China	Mid Size	Granite Fire Finished External Wall Cladding 400*400*2.5
Golden Prosperity	Sri Lanka	Large Size	Raw Blocks Granite
ANU Management	Sri Lanka	Mid Size	Raw Blocks Granite
JFL International Group	Singapore	Mid Size	Raw Blocks Granite
Blandford & Worthing	Singapore	Mid Size	Raw Blocks Granite
Centuary Corporation	India	Mid Size	Raw Blocks Granite
Aaray Global Resources	India	Mid Size	Raw Blocks Granite

As the Company has just begun its operations for gold bars and gold powder/stones, they are still growing their customer base. The Company is a member of Singapore Assay Office an independent body that tests and certifies precious metal articles as well as assay and hallmarking. Currently, the clients include Gold Jewellers, Gold Traders and refineries.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new customers. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates the need for a significant budget for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products, services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages, i.e. low cost labour and large domestic market in China, and internal and external application as the key differentiators of the Company’s products and services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

The Company expects that its sales team will work closely with the marketing team to win and retain new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

The Company also plans to employ sales persons, distributors and other such agents in China and other countries. Relationships are key to success in the Company’s business. Most institutional and government projects have all been established and maintained through personal contact. Personal selling will remain the Company’s most important means of promotion in the corporate and government sectors.

In and through 2013 to 2014, the Company changed the focus of the business to more regional customers and distributions from international customers and distribution channels. This is in large part due to larger costs associated with international delivery. Focusing on regional customers was easier for collections, customers were familiar with products and logistics costs were significantly lower.

At the present time, the Company generally sells direct to its customers, and wholesalers. Customers organize their own shipping and handling. The materials are stored in their own warehouse. Hence, there is no cost associated with distribution.

The marketing strategy is multi-faceted:

-	Penetrate the applicable stone market.
-	Emphasize personal service and support.
-	Foster a long-term relationship business.
-	Focus on the public-sector, major contractor and high-end homeowner as key target markets.
-	Induce more companies to utilize the Company’s products.

The Company positions itself with one core objective: satisfied customers are the best marketing tool. When a customer leaves the Company’s business satisfied, knowing that they have dealt with an honest company, knowing that they have a reliable, trustworthy and quality product at an attractive price, the Company expects that its name and services will stand on its own and build the Company’s brand name and reputation.

Pricing

For raw blocks of granite/marble, the pricing varied based on the applicable grades of the blocks. A raw block is a block cut from the mine with the standard dimension of 3m x 2m x 1.5m with no processing, polish or trim. The raw block is then either put directly into inventory, processed further to various stages and put into inventory to meet projected demand needs or immediately processed to customer specification to fulfil an order. Volume discounts are offered by the Company to major clients. The Company considers its pricing strategy to be competitive within its marketplace. For granite/marble, the Company prices finished products using prevailing market rates. The market price is between 1200-1400 Chinese Yuan (USD$193.50 – USD$225.80) per ton.

The purchase and sales price of gold bars are determined by the exchange in which the trade is conducted or mutually agreed by both buyers and sellers. The exchanges that current buyers and sellers refer to are LBMA, COMEX and SGEX.

The Company will use a dynamic pricing model. All jewelry prices will be clearly marked in store and online, as the Company will be able to leverage a competitive pricing advantage over other operators due to acquisition of mines. In operating its concept jewelry stores, FUDA Group USA will need to maintain competitive pricing strategy. Some items will be slow moving, and the Company will make a provision for their obsolescence, but most of the products will be always on demand as they will incorporate with modern designs while holding an average predetermined sale price. The Company also expects that its highest quality designs will fetch high revenues. The acquisition of mines will provide the Company savings in the long term due to FUDA Group USA’s ability to source internally.

Operations

The Company is mainly engaged in trading of gold and granite/marble. At present, for granite and marble, the Company is supplying raw blocks to wholesalers and other stone processing plants. Hence, to expand the business as an end-to-end supplier, the Company plans to build its own processing plants and acquire mines to secure the best price supply and ensure a stable supply of materials. The company anticipates this activity will increase profit margin by getting further down the supply chain, and thus increase the value we can provide to our customers by reduce double handling costs in terms of transportation, supply costs and also sub-contractor margins. For gold operations, the Company has only just started to purchase gold powder and stones with the intention to sell directly to refineries or subcontract it out to refineries to extract out the gold and precious metal to form into blocks. Hence, to ensure a stable supply and reduce on the reliance on subcontractors, the intention is for the Company to have its own processing facilities and acquires mines to ensure supply and improve profit margins.

The Company’s operating procedures are compliant as per ISO9001.

THE COMPANY

Acquisitions

On September 8, 2015, Fuda Group (USA) Corporation, a Delaware corporation (the “Company”), entered into stock-for-stock acquisition agreements with each of Fuda Gold (UK) Limited, a private company organized under the laws of England and Wales (“Fuda UK”), and Marvel Investment Corporation Limited, a private company organized under the laws of Hong Kong (“Marvel”), in separate acquisitions (collectively, and together, the “Acquisitions”), that will be completed on the same date on which the relevant financial statements of the Company has been provided to the satisfaction of the Company. The purpose of the Acquisitions was to facilitate and prepare the Company for expanded business and operations as well as a registration statement and/or public offering of securities. Based on separate agreement of the applicable parties, the Acquisitions were consummated on September 28, 2015.

Fuda UK was incorporated in May 2015 in the United Kingdom. Since its inception, Fuda UK has conducted minimal business operations but has started to purchase gold stones and powder and wholesale trading of gold bars.

Marvel was incorporated in October 2009 in Hong Kong. Since its inception, Marvel conducted minimal business operations until it acquired Liaoning Fuda Mining Co. Ltd. (“Liaoning Fuda”) pursuant to an equity transfer agreement executed on February 28, 2015 and later consummated on June 30, 2015.

Liaoning Fuda was incorporated in China in August 2012. Liaoning Fuda is a granite and marble trading company.

As a result of the Acquisitions, each of Fuda UK and Marvel has been acquired by the Company, and now each has become a wholly owned subsidiary of the Company (furthermore, Liaoning Fuda is a wholly owned subsidiary of Marvel). The Company, as the surviving entity from the Acquisitions, has taken over the respective operations and business plans of each of both Fuda UK and Marvel (and also of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda).

Mr. Xiaobin Wu, who is the sole officer and director of the Company, beneficially owned and controlled a majority of the shares of each of Fuda UK and Marvel, respectively, prior to the Acquisitions. Mr. Wu is the largest shareholder also of the Company.

Pursuant to the Acquisition Agreements, the Company acquires each of Fuda UK and Marvel through the exchange of (i) all of the outstanding shares of Fuda UK for 20,500,000 shares of common stock of the Company, and (ii) all of the outstanding shares of Marvel for 25,420,000 pre-split shares of common stock of the Company. Accordingly, a total of 45,920,002 pre-split shares were issued in the Acquisitions.

Intellectual Property

The Company intends to protect its intellectual property, trade secrets and proprietary methods and processes (to the extent applicable) in the United States and abroad (including China). However, at the present time, the Company does not possess any intellectual property grants nor has the Company applied for any intellectual property protection.

Employees and Organization

The Company presently has approximately 50-60 employees.

Property

The Company currently has the following physical locations and respective lease arrangements:

The Company’s Beijing Head office is located at 903-904 Ling Hang International, Guang Qu Men Nei, Dong Cheng District, Beijing, China

The Company’s China Regional office is located at 12th Floor, 100 Jin Jiang Street, Dandong City, Liaoning Province, China.

The Company’s USA office is located at 48 Wall Street, 11th Floor, New York, NY 10005, USA

The Company’s Hong Kong office is located at Room 801-2, 8/F., Easey Commercial Building, 253-261 Hennessy Road, Wanchai, Hong Kong

The Company’s UK office is located at 20-22 Wenlock Road, London N1 7G.

If the Company were forced to reloca,te, it believes it could obtain an equally satisfactory location at a comparable price.

The Company currently owns land use rights to 8 parcels of lands surrounding the mines for investment purposes, containing a total of approximately 21.56 million square feet of land. With respect to these 8 pieces of land, these parcels of land surround current granite mines. The titles of these properties are named under Liaoning Fuda Mining Co., Ltd. They are untouched woodlands and forestry.

Regarding the 8 parcels of land, the following considerations were involved in purchasing the land:

+Capital appreciation of the land.

+As current mines deplete their resources and need to expand outwards.

+Potential value of the land. The land parcels are situated along a vein. These land parcels follows a vein of rich mineral resources and precious metal deposits.

Subsidiaries

The Company has two wholly owned subsidiaries: Fuda UK and Marvel. Liaoning Fuda is a wholly owned subsidiary of Marvel and in turn indirectly a wholly owned subsidiary of the Company.

Relationship with Tiber Creek Corporation

In 2015, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company. Tiber Creek will specifically be providing assistance in transferring control of reporting to the Company, preparing the business combination agreement, effecting the merger; the preparation and filing of forms which include a registration statement, with the Securities and Exchange Commission. They will also assist in listing the Companies securities on a trading exchange; and establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company in exchange for their consulting services. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Spruce Valley Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Spruce Valley Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In November 2014, the Company (as Spruce Valley Acquisition Corporation) filed a Form 10-12G registration statement pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to the Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001623013.

PLAN OF OPERATION

Short-Term, Intermediate-Term and Long-Term Plans

The Company’s current activities include the trading of granite and marble construction materials, such as trading gold and precious material ore, sand and bars.

The Company’ short-term plans, depending on the amount of funds raised in this offering are, to acquire mining projects and/or processing plants.

The Company’s intermediate plans are to buy and operate gold mines.

The Company’s long term goal is to enter related industries such as jewelry stores. However, the Company anticipates that it will only fulfill its long term goal of entering the retail market after it first achieves its short term and medium term goals. In the long term, the Company also plans to create its own line of products and promote its own brand name.

Potential Revenue

The Company expects to earn potential revenue from existing customers and product sales and refining and trading activities. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. The company will be also expanding its portfolio of products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in September 2014 and was formerly known as Spruce Valley Acquisition Corporation. In September 2015, the Company acquired each of Fuda Gold (UK) Limited, a private company organized under the laws of England and Wales (“Fuda UK”), and Marvel Investment Corporation Limited, a private company organized under the laws of Hong Kong (“Marvel”), in separate stock-for-stock acquisitions. Prior to the Acquisitions, the Company had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as Fuda UK and Marvel. Accordingly, the business of the Company is now that of Fuda UK and Marvel (and of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda), each of which was acquired by the Company in the Acquisitions.

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Liaoning Fuda Mining Co. Ltd, Fuda UK and Marvel respectively. The Company’s independent auditors have expressed substantial doubt as to the ability for some companies under the structure but not Liaoning Fuda to continue as a going concern . Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of for some companies under the structure but not Liaoning Fuda to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to earn potential revenue from existing customers and product sales and refining and trading activities. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. The company will be also expanding its portfolio of products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Liquidity and Capital Resources

As of December 31, 2015, Fuda Group (USA) had cash available of $0, Liaoning Fuda had cash available of $18,116,602, Marvel had cash available of $11,549 and Fuda UK had cash available of $399, with consolidated cash available for the Company at $18,178,550.

As of December 31, 2014, Fuda Group (USA) had cash available of $0, Liaoning Fuda had cash available of $466, Marvel had cash available of $0 and Fuda UK had cash available of $0.

During the years ended December 31, 2015 net cash provided by operating activities was $17,011,891, and for the years ended December 31, 2014 was $30,592,305, respectively. Net cash provided by operating activities in 2014 was much higher resulted from cash provided by accounts receivables, inventory, security deposits to suppliers, accounts payable and accrued expenses. The significant changes resulted from the Company changed its business model in 2014 focusing on the local domestic market instead of the international market which its export sales decreased significantly starting the first half of year 2014. The Company had started its trading business of graphite, fluorite, and gold which requires additional expenditures.

During the year ended December 31, 2014, the Company collected $1,055,131 from its customers for prior year’s export sales accounts receivables. The Company’s sales revenues increased and was able to generate significant cash flow by selling the inventory acquired in 2013. In addition, the Company’s deposits to suppliers were used to offset by the purchases of inventory from the suppliers.

During the year ended December 31, 2015, the Company decreased $8,381,843 of its accounts payables and accrued expenses as compared to the same period in 2014, the Company’s accounts payables and accrued expenses decreased by $5,832,650 which allows the Company to have additional cash provided by operating activities.

Net cash provided by financing activities for the year ended December 31, 2015 was $1,852,169 whereas net cash used in financing activities for the same period in 2014 was $2,144,151. Financing activities were primarily attributable to repayments to and proceeds from trade financing loans. The Company has executed various short term accounts receivables factoring agreements with the banks where the banks would advance the Company a contracted percentage of the invoices factored up front. These accounts receivables derived from export sales generated in 2013 that carryover to 2014. The shareholders of the Company have repaid the outstanding trade financing loans on behalf of the Company which increased the cash provided by financing activities.

Net cash used in investing activities for year ended December 31, 2015 was $20,776 whereas net cash used in investing activities for the same period in 2014 was $31,633,774. The Company acquired machinery and equipment of $20,776 for gold tailing sorting and filtering activities that started in 2015.

The resulting effect for cash at the end of the year ended December 31, 2015 was $18,178,550 compared with cash at the end of the year ended December 31, 2014 of $466.

In 2014 the Company has executed various short term accounts receivables factoring agreements with the banks where the banks would advance the Company a contracted percentage of the invoices factored up front or charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid.

The outstanding amount of trade financing loans were $0 and $1,893,264 as of December 31, 2015 and 2014, respectively. The interest expenses were $1,276 and $346,110 for the years ended December 31, 2015 and 2014, respectively.

From time to time, the Company receive advances from related parties as working capital to fund for its operations which consist of the following. These advances are due on demand, unsecured and non-interest bearing.

	December 31,	December 31,
	2015	2014
Mr. Tan Lin	$(1,227,280)	$-
Mr. Wu Xiao Bing	(778,449)	-
Mr. Yang Yuan Xi	(539,389)	(1,548)
Mr. Wu Zhong Chen	(539,389)	-
Ms. Lynn Lee	(547,115)	-
Total	$(3,631,621)	$(17,559,359)

Overall, the Company expects to generate its liquidity and capital resources from sales revenues by its operating subsidiary-Liaoning Fuda. These capital resources are used to purchase inventory and to pay its vendors and suppliers for expenses incurred under normal operation of the Company. The Company also expect to fund the newly started operations of its subsidiary-Fuda UK and Marvel through working capital of Liaoning Fuda as well as shareholder loans.

The Company has executed short term accounts receivables factoring agreements with the banks with maturity from 1 to 3 months. The bank would advance the Company at contracted discount percentage of 70%-85% of the accounts receivable invoices factored up front and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. The discount is recognized as financing interest expense. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid. The Company has also purchased insurance for the full invoiced amount. Please refer to additional discussions below.

The Company also recognized interest expenses on the financing loans in the amount of $1,276 and $346,110, for the years ended December 31, 2015 and 2014, respectively

As at December 31, 2015, the Directors of the Company have repaid the outstanding trade financing loans on behalf of the Company which increased amounts due to related party.

The Company’s proposed expansion plans and business process improvements described above will necessitate additional capital and financing. Accordingly, the Company plans to raise outside funding in order to achieve its expanded growth and profit objectives in its business over the next two years. The monies raised will be utilized for general operations, working capital, acquisition of mines, acquisition of gold sorting and refining facilities and acquisition of granite and marble processing facilities.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

The ability of the Company’s Chinese Subsidiary-Liaoning Fuda to pay dividends, royalties, management fees, etc may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. A majority of our revenue being earned and currency received are denominated in RMB, which is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars. Accordingly, Liaoning Fuda funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Refer to “Restrictions on currency exchange may limit the Company’s ability to utilize the Company’s capital effectively” on page 33 of this Form S-1 for additional information.

Discussion of the Years ended December 31, 2015 and 2014

The Company generated revenues from sales of products of $38,404,891 and $42,518,470 during the years ended December 31, 2015 and 2014, respectively, a decrease of approximately 9.7% on a year-over-year basis. Part of the sale generated, $nil and $5,631,720 were generated through the sales of products through agents for the years ended December 31, 2015 and 2014, respectively.

Direct International Sales are sales generated by the Company directly with the customers and sets out the terms and conditions of the sales contract and deals directly with customers. Agency International Sales are sales generated by agents where they would prepare the terms and conditions of the sales contract and deal directly with customers.

Gross margin for the year ended December 31, 2015 was $26,294,081 or approximately 67% of revenues as compared to $25,843,041 or approximately 66% of revenues for the same period in 2014. The increase in gross margin from 2014 to 2015 resulted from decreased in expenses related to exporting and delivery of goods to customers, and custom duties charges for exports and different grade of stones were sold. In addition, the Company began to sell graphite, fluorite and gold in second half of 2015 which effected the gross margin.

The sales revenues and cost of sales as follows:

	Revenues		Cost of Sales
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Granite Stones	37,742,040	42,518,470	11,948,891	14,270,331
Graphite	224,936	-	199,957	-
Fluorite	249,926	-	174,966	-
Gold	187,989	-	238,036	-
Total	38,404,891	42,518,470	12,561,850	14,270,331

In early 2014, the Company changed its business model focusing on the local domestic market instead of the international market for its granite stone trading business. The difference in export sales and local domestic sales was that export sales required higher grade of stones which were more expensive as compared to the same period 2015, in addition, the costs to deliver the goods were more expensive. Stones sold for exports and sold to the agents are higher grade carved stones which can be used for higher end processing purposes. These customers preferred double cut which were more expensive because bigger blocks of stones needed to be cut by larger machines. As compared to stones for domestic customers are used for road making which were lower in quality and less expensive and were single cut stones. These stones are smaller slab and therefore the machines used to carve the stones are smaller.

The Company also generated higher sales from Affiliated entities through barter trade in 2014 as compared to 2015. The barter trade was trading granite stones for land acquired in 2014. The sales price of the granite stones traded was at market price. The gross margin on Affiliated entity sales are higher compared to third party sales due to different grade of granite stones at lower cost.

	Sales Revenues		Cost of Sales
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Affiliated Entities	8,257,534	23,100,627	625,571	7,250,258
Third parties	30,147,357	19,417,843	11,936,279	7,020,073
Total	38,404,891	42,518,470	12,561,850	14,270,331

During the year ended December 31, 2015, the Company posted operating income of $24,077,784 and net income of $24,215,164 as compared to operating income of $27,017,103 and net income of $27,014,470 for year ended December 31, 2014.

Operating expenses increased 43% from $1,231,036 in the year ended December 31, 2014 to $1,765,257 in the same period of 2015. The increase in these costs was primarily attributable to professional and travel expenses related to the Company’s going public in 2015.

	For the Years Ended
	December 31,	December 31,
	2015	2014
Insurance	-	345,461
Employees’ wages and salaries	413,954	471,641
Bad debt expense	261,847	15,130
Rent expense	74,838	125,505
Professional fees	457,354	11,607
Stock-based compensation	14,638	-
Travel expenses	263,781	39,900
Other SG&A expenses	278,845	221,792
Total	1,765,257	1,231,036

The Company’s bad debt increase as a result of write of uncollectible receivable from the export sales customers which the Company has limited its export sales in early 2014. Insurance policies were purchased by the Company for the shipment of goods as required by the bank on the export sales accounts receivables factored for advance financing in 2014.

In late 2015, the Company has started operation of trading gold, graphite, and fluorite, as well as sorting and filtering gold mine tailing activities. Sorting and filtering activities of gold mine tailing required the Company to incur additional expenses such as hiring additional workers and purchasing tools and supplies for the workers. In early 2014, export sales required the Company to incur additional expenses such as hiring additional employees and renting equipment for the delivery, loading and unloading of exported goods to and from the shipping ports. As a result, wages and salaries were comparable from year to year.

Other income generated were $137,380 in the year ended December 31, 2015 as compared to other expenses of $2,633 in the same period of 2014. The Company incurred interest expenses of $1,276 and $346,110 for the years ended 2015 and 2014 for trade financing loans that were paid off in 2015. The Company received $138,427 and $343,477 in government rebates which were mainly for export and insurance incentives that occurred in 2014 for export sales by the Company.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors, officers and management.

Name	Age	Position	Year Commenced with Company

Xiaobin Wu	47	President, Chief Executive Officer and Chief Financial Officer	2015
Weiguo Lang	56	Chief Operating Officer	2015
Bin Li	48	Company Secretary and Legal Adviser	2015
Jimmy Lee	33	Deputy Accounting Manager	2015
Mihir Sangani	53	Director, Marketing and Investor Relations	2015
Lynn Lee	44	Personal Assistant and People Officer	2015

Xiaobin Wu

Xiaobin Wu serves as Chief Executive Officer, President and Chief Financial Officer of the Company, and is the sole director of the Company. From 2012 to the present, Mr. Wu has been the Managing Director of Liaoning Fuda Mining Co. Ltd. based in Dandong, China. Mr. Wu is also the Managing Director of Marvel Investment Corporation Limited based in Hong Kong, China since 2009. Mr. Wu received a Master of Business Administration degree in 2012 from Peking University in Beijing, China. Mr. Wu has extensive commercial and entrepreneur experience and a wide network of contacts.

Mr. Wu’s career spans 30 years in a variety of entrepreneur ventures in China, Hong Kong, Singapore, Australia, Sri Lanka, Japan and New Zealand. His vast entrepreneurship experience, both domestic and international, provides him with the fiscal, strategic and operational leadership skills to succeed in uniquely challenging situations. Mr. Wu is s dynamic, results-oriented leader with a strong performance track record and excellent corporate and government relationships.

As founder and Chairman of Liaoning Fuda Mining Co., Ltd, he took the company from the discovery stage through to commercial production in less than three years. Putting his management skills and visionary business acumen into numerous feasibility studies, mine evaluation, mine development, production, marketing, mergers and acquisitions into the building of Liaoning Fuda Mining Co.

As a result of his entrepreneur exposure and sharp management skills and business acumen, he has been interviewed by management magazines and has been invited as a speaker in various forums.

Weiguo Lang

Weiguo Lang was appointed Chief Operating Officer in August 2015. Dr. Lang has published greater than 20 academic papers and reports. He has significant engineering and operational experience in the mining industry.

In the past, Dr. Lang has been Chief Executive Officer of Ultra Lithium Inc. since August 2015. Dr. Lang serves as an Executive Partner of China Mining United Fund, where Mr. Lang is responsible for fund investment, capital operation, and related management. Dr. Lang has been the President of Can Tech & Trade International Corp. since March 1993. He serves as an Advisor to various Chinese private and government companies involved in mining and mining finance sectors worldwide. Dr. Lang has been an Executive Officer at TTM Resources Inc. since October 2009. He served as the President of HOST International Holdings Inc. He has many years of experiences in mining project development and capital operations. Dr. Lang served as the President of Qinnet Holdings Corp. He served as the Chief Executive Officer of Q-Net Technologies, Inc. since August 2002 and its President from October 26, 1999 to August 10, 2001. Dr. Lang served as an Interim President of Q-Net Technologies Inc. since August 15, 2002. Since January 2003, he served as the President and a Director of Tianjin Chinaquantum Investment and Trade Co., Ltd. In 1997, Dr. Lang established the first Internet service provider operation in Chengdu. Since then, he has pursued and researched various Internet opportunities in China. Dr. Lang served as the President of Internet Corporation of America Inc. since October 26, 1999. From 1995 to 1998, he served as the President of Agro International. From 1993 to 1994, Dr. Lang served as a Senior Consultant of International Business for the Canadian international trade & development businesses. Prior to moving to Canada to further his education, he served as a Division Manager in Heilongjiang Province, China from 1984 to 1987. Most of his work was related to computer programming and mathematical modeling and simulation. Dr. Lang was an Executive at Dominion Minerals. He serves as the Chairman of the Board of Q-Net Technologies Inc. Dr. Lang served as the Chairman of Savoy Resources Corp. from July 15, 2004 to April 2, 2005. He has been the vice chairman of the board of directors of Shandong Ishine since November 2010. He serves as a Director of Fortuneshine Investment and SMI. He has been a Director of Can Tech & Trade International Corp. since March 1993. He has been Director of Ultra Lithium Inc. since June 10, 2015. He has been an Executive Director at China Zhongsheng Resources Holdings Limited since April 2012. He serves as a Member of the Advisory Board at TTM Resources Inc. Dr. Lang served as a Director of Klondex Mines Ltd. from October 2009 to July 2010. He also served as a Director of Qinnet Holdings. Dr. Lang served as a Director of Vendtek Systems Inc. from January 22, 2003 to August 2008. He served as a Director of Qinnet.Com Inc. and Internet Corporation of America Inc. since October 26, 1999. Dr. Lang served as a Director of Savoy Resources Corp. since July 15, 2004 and Zhongrun (Tianjin) Mining Development Co., Ltd. from 2007 to 2011.

Dr. Lang holds an Ph.D. and MSc. degrees in Engineering from the University of Saskatchewan, Canada in 1993 and 1989, respectively and a BSc degree in Engineering from Agriculture University of Heilongjiang in 1982.

Bin Li

Bin Li was appointed as Company Secretary and Legal Adviser in October 2015. Mr. Li finished his Master’s Degree and Doctor of Jurisprudence Degree in the United States.  Mr. Li is licensed by the State Bar of California.   Mr. Li graduated from Fudan University, a renowned institution, in China with his college degree.

As a managing attorney of Law Offices of Bin Li & Associates, PLC since 2002 to the present, Mr. Li has focused in corporate law, mergers and acquisitions, business litigation and guided the steady growth of the firm for the past dozen years continuing to date. As a trial attorney, Bin Li has represented hundreds of corporate clients in lawsuits, mediations, or arbitrations arising from commercial debt collection matters, shareholder disputes, intellectual property infringements, contract disputes. As a corporate lawyer, Mr. Li has represented corporate clients in international mergers and acquisitions, intellectual property prosecution and litigation, contract drafting and negotiation. Representative merger and acquisition clients include Intel’s Fab 23 in Colorado in 2007, 3H Coal Mine in Tennessee in 2011, Glassair Aviation, LLC in 2012, Torrance Marriott Hotel in 2013, and Eagle Mountain Iron Ore Mine in 2013.

Jimmy Lee

Jimmy Lee was appointed as Deputy Accounting Manager in June 2015. He is a qualified well versed with both the US and Asian markets and has deep knowledge about auditing, financial, reporting, consulting, taxation and financial planning. He is also a licensed CPA.

Since 2008, Jimmy has worked for RaySync Consulting Ltd. and has been involved in various private business entities in China where he has led many audit and advisory projects for private placements and IPO listings on the United States stock exchange and listing services, such as Nasdaq, NYSE, Amex, OTCQB, etc. He has more than 10 years of experience in public accounting, serving domestic and international publicly traded and privately held clients, ranging from development stage companies to mature enterprises, representing manufacturing, construction, services, and trading industries. He combines his skill in bridging cultural gaps with practical, business-oriented advice to help clients to reach their objectives.

Mihir Sangari

Mihir Sangari was appointed as Director of Sales and Marketing in 2015. He has significant global marketing & business development along with investor relation exposure. Mr. Sangani has expertise includes early stage company capital restructuring, debt financing, capital introductions, and mergers and acquisitions.

From September 2013 continuing to July 2015, Mr. Sangari has worked with AXA Advisors LLC in Asset and Portfolio Management. During his tenure, he was an associate with top 10 producer ranking of the firm managing $200 million portfolio in area of investment and asset management, securities trading of equities, ETFs, options trading, risk profiling, asset allocation and re-balancing of portfolios. He holds securities licenses (7 and 66) and provides financial planning to clients in areas of cash management, risk management, investment needs, financial independence strategies, wealth preservation, estate planning needs and customer profiling. Mr. Sangari previously worked with Blue Capital Securities Inc. in New York from November 2010 to May 2011. He also worked for T3 Trading LLC, in New York from March /2012 to May 2013.

Lynn Lee

Lynn Lee was appointed Personal Assistant and People Officer since 2014. She has many years of working experience in international locations with various industries in both public and private sectors -MNCs and local companies. She has extensive people management experience and organization planning and development experience. She coordinates many Special Projects as assigned by the President. Prior to joining the Company, Ms. Lee was the Personal Assistant to Director of Networks for Singtel Optus Pty Ltd. from 2007 to 2013. She also provides overall team experience in terms of Human Resource, Administration, Finance, Purchasing, IT and Communications.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

The Company plans to appoint independent directors into the Board at or before the time that the instant registration statement becomes effective.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees of the Board.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

None of the officers and directors of the Company are presently involved in material legal proceedings. Moreover, during the past ten years, none of the officers and directors of the Company have been involved in material legal proceedings of the nature described in Item 401(f) of Regulation S-K)

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

				Aggregate
		Annual	Annual	Accrued				All	Annual
		Earned	Payments	Salary Since		Stock and	Compensation	Other	Compensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	Compensation	Total

Xiaobin Wu	2015	$19,271
President, Chief Executive Officer	2014

Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Director Compensation

Our subsidiaries’ officers, employees, consultants or advisors who also serve as directors do not receive additional compensation for their service as directors. Our directors who are not our or our subsidiaries’ officers, employees, consultants or advisors or the Company’s officers or employees, who we refer to as our non-employee directors, may receive cash and equity-based compensation for their services as directors.

Employment and Consulting Agreements

The Company enters into various employment agreements, where necessary, in the standard course of its business operations. The Company also utilizes consultants as part of its management team.

The Company has executive employment agreements with the following:

(1)	Tan Lin - Company Manager – Fuda Gold (UK) Limited
(2)	Yang Kai - Company Manager – Liaoning Fuda Mining Co., Limited
(3)	Ma Hai Bin - Company Manager – Marvel Investment Corporation Limited

The Company has executive-level consultant agreements with the following:

(1)	Li Bin - Legal Consultant
(2)	Jimmy Lee – Deputy Accounting Manager
(3)	Mihir Sangari – Marketing and Business Development.

Anticipated Officer and Director Remuneration

The Company intends to pay annual salaries to all of its employees and an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities (i.e. a public offering raising capital for the Company). At such time, the Company anticipates offering cash and non-cash compensation to other employees and directors. In addition, the Company may also offer additional benefits to employees in its sole and absolute discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

					Percent of Class
				Percent of	After
		Number of Shares of		Class Before	Offering
Name	Position	Common Stock		Offering (1)	(2)

Xiaobin Wu	President, CEO, CFO and Director	53,218,000	(3)	50%	26%

Total owned by officers and directors (1)		53,218,000		50%	26%

* Less than 1%

(1) Based upon 105,954,309 shares outstanding as of the date of this offering.

(2) Assumes sale of all shares offered, and 205,954,309 shares outstanding following the offering.

(3) Includes 25,420,000 shares held by Marvel and 20,500,000 shares held by Fuda UK. As the sole officer and director of the Company, Mr. Wu may be deemed to be the beneficial owner of the shares held by such entities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy is the sole owner and director of Tiber Creek Corporation which owns 102,500 shares of the Company's common stock. Tiber Creek has received consulting fees to date from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 102,500 shares in the Company.

James Cassidy and James McKillop, who are the officers and owners of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Spruce Valley Acquisition, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisitions. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Mr. Xiaobin Wu, the Company’s sole officer and director, is also a Managing Director of Liaoning Fuda, a subsidiary of Marvel. Mr. Wu is the Managing Director of Marvel from 2009. Mr. Wu is also the Managing Director of Dangdong Fuda Investment Co., Ltd. an entity which holds an interest in the Company.

There are certain family relationships between shareholders and an officer and director of the Company. The following individuals are related to Mr. Mr. Xiaobin Wu, the Company’s sole officer and director:

Zhong Chen Wu, Father

From time to time, the Company receive advances from related parties as working capital to fund for its operations which consist of the following. These advances are due on demand, unsecured and non-interest bearing.

	December 31,	December 31,
	2015	2014
Mr. Tan Lin	$(1,227,280)	$-
Mr. Wu Xiao Bin	(778,449)	-
Mr. Yang Yuan Xi	(539,389)	(1,548)
Mr. Wu Zhong Chen	(539,389)	-
Ms. Lynn Lee	(547,115)	-
Total	$(3,631,621)	$(17,559,359)

Mr. Xiaobin Wu, the Company’s officer and director, is the Managing Director of Dandong Fuda Investment Co., Ltd (“Fuda Investment”) and Winner International Industries Ltd., (“Winner International”), each of these entities also holds a small (under 5%) interest in the Company. Revenue and Cost of Sales for these entities is shown separately on the Income statement as Revenue and Cost of Sales from Affiliated Entities.

In 2014, the Company acquired land from Fuda Investment for RMB 127,424,700; and from Winner International for RMB 65,965,000. The purchase price of the land was to be paid by stones in a barter trade exchange.

The Company recognized the land purchased (assets transferred) at historical cost because the transactions were not arm-length transactions as they were purchases from affiliated entities so therefore no gain or loss were recognized on the transfer. The Company would review the historical cost of the land to evaluate if there is an impairment loss to be recognized. The barter trade transactions were recognized as a land asset and as accounts payable to the sellers. The revenues were recognized against the outstanding amount owed to the sellers.

Barter trade revenues generated for the years ended December 31, 2015 and 2014 were $8,257,534 and $23,100,627, respectively.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 105,954,309 shares of common stock outstanding of which 53,218,000 shares are owned (in the aggregate) by officers, directors and 5% shareholders of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek and may be considered the beneficial owner of the 102,500 shares of common stock of the Company owned by Tiber Creek.

EXPERTS

BF Borgers CPA, PC, an independent registered public accounting firm, has audited the balance sheets of Fuda Group (USA) Corp. and subsidiaries as of December  31, 2015 and December 31, 2014, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2015 and December 31, 2014, respectively. The Company has included such financial statements in reliance on the report of April 14, 2016, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction for which the director derived an improper personal benefit.

Under Delaware corporate law and code sections (and specifically, without limitation, Section 145 of the Delaware General Corporation Law), the Company provides limitation of liability protection to officers and directors through indemnification. Generally, Delaware law provides a favorable forum for the indemnification of corporate officers and directors and the resulting limitation of their respective personal liabilities for acts and omissions.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Fuda Group (USA) Corporation:

We have audited the accompanying consolidated balance sheets of Fuda Group (USA) Corporation (“the Company”) as of December 31, 2015 and 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Fuda Group (USA) Corporation, as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

/s/ B F Borgers CPA PC

BF Borgers CPA PC
Lakewood, CO
April 14, 2016

F-1

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$18,178,550	$466
Accounts receivable, net	475,041	260,624
Inventory	-	3,843
Prepaid rent	28,254	65,058
Security deposits to suppliers	996,166	1,985,178
Other receivables	6,380	387,142
Total Current Assets	19,684,391	2,702,311
Land, property & equipment (net)	49,478,802	52,286,087
Other assets	46,233	48,872
Total Assets	$69,209,426	$55,037,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$29,014	$8,420,643
Taxes payable	-	224
Due to related parties	3,631,621	1,548
Other payables	-	11,472
Trade financing loans	-	1,893,264
Advances from customers	6,164	-
Total Current Liabilities	3,666,799	10,327,151
Total Liabilities	3,666,799	10,327,151

Commitments & contingencies	-	-

Stockholders' Equity
Common stock, $0.0001 par value, 480,000,000 shares authorized; 105,954,309 shares at December 31, 2015 and 8,200,000 shares at December 31, 2014, respectively	10,595	820
Additional paid-in capital	9,579,682	9,564,907
Subscriptions receivable	-	(2,000)
Accumulated other comprehensive income	(3,188,494)	220,712
Statutory reserve	5,990,116	3,493,474
Accumulated earnings (unrestricted)	53,150,728	31,432,206
Total stockholders' equity	65,542,627	44,710,119
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$69,209,426	$55,037,270

The accompanying notes are an integral part of these financial statements

F-2

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended
	December 31,	December 31,
	2015	2014
Sales
Affiliated Entities	$8,257,534	$23,100,627
Third parties	30,147,357	19,417,843
Total sales	38,404,891	42,518,470
Cost of sales
Affiliated Entities	625,571	7,250,258
Third parties	11,936,279	7,020,073
Total cost of sales	12,561,850	14,270,331

Gross margin	25,843,041	28,248,139

Operating expenses
Selling, general & administrative expenses	1,765,257	1,231,036
Total operating expenses	1,765,257	1,231,036

Income (Loss) from operation	24,077,784	27,017,103

Other income (expenses)
Interest income (expenses), net	(1,276)	(346,110)
Government rebate	138,427	343,477
Other income	229	-
Total other income (expenses)	137,380	(2,633)

Income before income tax	24,215,164	27,014,470

Income tax	-	-

Net income	24,215,164	27,014,470

Foreign currency translation adjustment	(3,414,934)	(73,259)

Comprehensive income	$20,800,230	$26,941,211

Common Shares Outstanding, basic and diluted	87,430,953	2,201,644

Net income per share Basic and diluted	$0.28	$12.27

The accompanying notes are an integral part of these financial statements

F-3

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

For the years ended December 31, 2014 and December 31, 2015

					Accumulated
	Common Stock		Additional		Other
	$0.0001 Par Value		Paid-in	Subscriptions	Comprehensive	Accumulated	Statutory
	Shares	Amount	Capital	Receivable	Income	Earnings	Reserves	Totals
Balance, September 25, 2014 (Inception)	-	$-	$-	$-	$-	$-	$-	$-
Issuance of common stock	8,200,000	820	1,180	(2,000)				-
Expenses paid by stockholder and contributed as capital			1,698					1,698
Issuance of common stock for acquisition of subsidiaries			9,602,706		293,971	7,119,353	791,857	17,807,887
Capital withdrawal from owners			(40,677)					(40,677)
Net loss						24,312,853	2,701,617	27,014,470
Cumulative translation adjustment					(73,259)			(73,259)
Balances at December 31, 2014	8,200,000	$820	$9,564,907	$(2,000)	$220,712	$31,432,206	$3,493,474	$44,710,119
Cancellation of common stock	(7,995,000)	(800)	(1,150)	1,950				-
Issuance of common stock for cash	123,615,000	12,362	17,788	(30,150)				-
Cancellation of common stock	(123,615,000)	(12,362)	(17,788)	30,150				-
Issuance of common stock for cash	59,794,309	5,979	8,605	(14,584)				-
Issuance of common stock for acquisition	45,920,000	4,592	6,608	-				11,200
Issuance of common stock for Compensation	35,000	4	-	-				4
Expenses paid by stockholder and contributed as capital			712					712
Stock subscribed converted to stock compensation	-	-	-	14,634				14,634
Net income						21,718,522	2,496,642	24,215,164
Cumulative translation adjustment					(3,409,206)			(3,409,206)
Balances at December 31, 2015	105,954,309	$10,595	$9,579,682	$-	$(3,188,494)	$53,150,728	$5,990,116	$65,542,627

The accompanying notes are an integral part of these financial statements

F-4

Fuda Group (USA) Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities
Net income	$24,215,164	$27,014,470
Adjustments to reconcile net income to net cash provided by or used in operating activities:
Bad debt expense	261,847	15,130
Shares to be used and issued for compensation	14,638	-
Depreciation and amortization	4,702	4,199
Expenses paid by stockholder and contributed as capital	712	1,698
Changes in operating assets and liabilities:
Accounts receivable	(474,909)	1,055,131
Inventory	3,838	5,598,542
Prepaid rent	35,541	109,480
Other receivables	380,039	(52,513)
Security deposits to suppliers	955,957	2,715,958
Accounts payable and accrued expenses	(8,381,843)	(5,832,650)
Taxes payable	1,240	224
Other payables	(11,459)	11,451
Advances from customers	6,424	-
Other assets	-	(48,815)
Net cash provided by operating activities	17,011,891	30,592,305

Cash flows from financing activities
Capital withdrawal from owners	-	(40,677)
Proceeds from issuance of common stock	-	-
Proceeds/(Repayment) to related party, net	3,743,217	(21,059)
Proceeds/(Repayments) from trade financing loans, net	(1,891,048)	(2,082,415)
Net cash used in financing activities	1,852,169	(2,144,151)

Cash flows from investing activities
Purchase of land, property and equipment	(20,776)	(31,633,774)
Net cash used in investing activities	(20,776)	(31,633,774)

Effect of exchange rate changes	(665,200)	73,558

NET INCREASE (DECREASE) IN CASH	18,178,084	(3,112,062)

CASH
Beginning of period	466	3,112,528
End of period	$18,178,550	$466

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID FOR:
Interest	$1,345	$346,110
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

FUDA GROUP (USA) CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Fuda Group (USA) Corporation (“Fuda USA”) was incorporated on September 25, 2014 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On September 28, 2015, Fuda USA entered into stock-for-stock acquisition agreements with each of Fuda Gold (UK) Limited (“Fuda UK”) and Marvel Investment Corporation Limited (“Marvel”). As a result of the Acquisitions, each of Fuda UK and Marvel has been acquired by Fuda USA, and now each has become a wholly owned subsidiary of Fuda USA. Fuda USA, as the surviving entity from the Acquisitions, has taken over the respective operations and business plans of each of both Fuda UK and Marvel (and also of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda). Refer to “Principal of Consolidation” under Note 2 Summary of Significant Accounting Policies

Fuda UK a private company organized under the laws of England and Wales was incorporated in May 20, 2015. Since its inception, Fuda UK has conducted minimal business operations but has started to purchase gold stones and powder and wholesale trading of gold bars. Fuda UK has executed a cooperative operation agreement to filter and sort gold sands or gold dust from the gold mine tailings and to sell the goods under a profit sharing ratio.

Marvel Investment Corporation Limited was incorporated on October 28, 2009 under the laws of Hong Kong, PRC. The Company was established to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Marvel has conducted limited business operations in trading graphite and fluorite.

On February 28, 2015, Marvel entered into an Equity Interest Transfer Agreement with Liaoning Fuda Mining Co., Ltd (“Liaoning Fuda”) whereas Marvel agreed to acquire 100% equity interest in Liaoning effective June 30, 2015. Both Marvel and Liaoning Fuda are under common control of the same shareholder and no consideration was given in exchange for the equity interest in Liaoning Fuda. The acquisition was done to position Liaoning Fuda in a more favorable tax position under the laws of Hong Kong, PRC. Refer to “Principal of Consolidation” under Note 2 Summary of Significant Accounting Policies

Liaoning Fuda was established in August 2012 in Dandong City, Liaoning Province, China (“PRC”) with authorized capital of 60 million Chinese Yuan. Liaoning Fuda is a natural resource trading company that consists of raw blocks, stone carvings, slabs, pavers and wall claddings.

Fuda USA and its subsidiaries Marvel, Fuda UK, and Liaoning Fuda shall be collectively known as the “Company”.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The Company’s financial statements are expressed in U.S. dollars.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported net income or losses.

F-6

Principal of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Acquisition of Fuda UK and Marvel by Fuda USA

The acquisition was accounted under US GAAP as a business combination under reverse acquisition with Fuda UK and Marvel being the acquirers and Fuda USA being the acquiree as shares were issued by the public entity to acquire an interest in a larger privately owned entity; thereafter the shareholders of the privately owned entity became the controlling interest of the public entity. The consolidated financial statements have been presented at historical costs and on a retroactive basis to reflect the capital structure of Fuda UK and Marvel. The share exchange transaction was completed and effective on September 28, 2015 and Fuda UK and Marvel became subsidiaries of Fuda USA.

Acquisition of Liaoning Fuda by Marvel

The acquisition was accounted under US GAAP as a business combination under common control with Marvel being the acquirer as both entities were owned by the same shareholder. The consolidated financial statements have been presented at historical costs and on a retroactive basis. No purchase price or reverse merger accounting methods were used. The business combination transaction was completed and effective on June 30, 2015 and Liaoning became a subsidiary of Marvel.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

F-7

-         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of the balance sheet date.

Foreign Currency Translation

The reporting currency of Fuda Group (USA) Corporation is the US Dollar (“US$”).

The functional currency of Liaoning Fuda is the Chinese Renminbi (“RMB”).

The functional currency of Marvel is the Chinese Renminbi (“RMB”) and translated to the local currency Hong Kong Dollar (“HK$”).

The functional currency of Fuda UK is Chinese Renminbi (“RMB”) and translated to the local currency British Pounds (“GBP”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

	December 31,	December 31,
RMB to US$	2015	2014
Period end spot rate	0.15411	0.16291
Average periodic rate	0.16059	0.16272

HKD to US$
Period end spot rate	0.12903	0.12891
Average periodic rate	0.12899	0.12895

GBP to US$
Period end spot rate	1.48258	N/A
Average periodic rate	1.52832	N/A

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

F-8

Bad debt expenses were $261,847 and $15,130 for the years ended December 31, 2015 and 2014, respectively.

Inventories

Inventories, which are primarily comprised of goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, at original cost, over the estimated useful lives of the assets as follows:

Machinery	5 years
Office equipment	5 years
Motor Vehicle	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Security deposits

Security deposits are paid by Liaoning Fuda to its suppliers in order to ensure ample, constant supply and prompt delivery of goods

Security deposits are paid by Fuda UK to its suppliers to establish a purchase commitment.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

Liaoning Fuda Direct Domestic Sales

The Company recognizes product sales revenue when customers pick up and pay for the goods at once. The customer is responsible for losses when occurred. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

F-9

Liaoning Fuda Direct International Sales

The Company recognizes product sales revenue when bill of lading is received from shipping company. Although the title does not formally transfer until the goods have reach its destination port, the customer has a binding agreement for the goods; and is obligated to purchase them because a deposit has been made by the customer on the purchased goods. The Company is responsible for losses in case of a shipping issue, but in all cases the Company has purchased insurance to cover for such loss. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Liaoning Fuda Agency International Sales

The Company recognizes product sales revenue when bill of lading in received from shipping company although the title does not transfer until the goods have reach its destination port. The Agent is responsible for losses when occurred which the Agent has a blanket insurance to cover for such loss. The Agent would prepare the terms and conditions of the sales contract and deals directly with customers. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Marvel Sales

The Company derives its revenues from trading graphite and fluorite. The Company recognizes sales of graphite and fluorite revenue when the goods are delivered to destination designated by the customer. Customer is allowed to return the goods or cancel the order subject to a penalty. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Fuda UK Sales

The Company derives its revenues from trading gold stones, gold sand, or gold bars. The Company recognizes sales of gold stones, gold sand, or gold bars revenue when the goods are delivered to destination designated by the customer. Sales price of the goods are to be negotiated between Fuda UK and the customer, and accepted by the customer after a third party inspection report for quality and weight is obtained prior to arrival at the destination of the customer. In case of finding irregularity or discrepancy in weight or purity of the goods, the customer is allowed to claim from Fuda UK to deduct the corresponding amount and any cost within 7 days upon receipt of the actual goods. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Fuda UK Cooperative Operation

The Company derives its revenues from trading gold sands or gold dust filtered and sorted from the gold mine tailings owned by the Chinese government under a cooperative profit sharing agreement. The cooperative agreement indicated the profit sharing is based on the gross sales price for the products sold and the ratios are to be 25% to mine owner, 35% to mine workers, and 40% to the Company. The Company shall collect payments from the customers for the goods sold and distribute the gross amount upon payment from the customers. The Company is responsible for managing the day to day operation activities in providing labor, tools, and equipment. At Sale, the Company is only entitled to 40% of the proceeds when the goods are sold similar to a royalty interest or net smelter interest, and the payments are only legally owed when the goods are sold while nothing is owed to the Company until completion of the sale.

As of December 31, 2015, the Company has not generated any revenues from such operation.

F-10

Nonmonetary Transactions

The Company recognizes nonmonetary transactions in accordance to ASC 845-10-30 which in general, that nonmonetary transactions should be based on the fair values of the assets (or services) involved, which is the same basis as that used in monetary transactions. Thus, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered to obtain it, and a gain or loss shall be recognized on the exchange. The fair value of the asset received shall be used to measure the cost if it is more clearly evident than the fair value of the asset surrendered. Similarly, a nonmonetary asset received in a nonreciprocal transfer shall be recorded at the fair value of the asset received. A transfer of a nonmonetary asset to a stockholder or to another entity in a nonreciprocal transfer shall be recorded at the fair value of the asset transferred and a gain or loss shall be recognized on the disposition of the asset.”

Value added taxes

The Company is subject to Value Added Taxes (“VAT”) at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets. For the Years ended December 31, 2015 and 2014 there are no amounts recorded because the Company received a VAT tax holiday from the government that will expire in 2017.

Advertising

The Company expenses advertising costs as incurred and are included in selling expenses.

Government Subsidies

The Company recognizes government grants that are non-operating in nature and with no further conditions to be met as other income when received. The Company recognizes government grants that contain certain operating conditions as liabilities when received, and as a reduction of the related costs for which the grants are intended to compensate when the conditions are met.

The government subsidies or rebates received by the Company as other income was an incentive to the Company to support export trade were $138,427 and $343,477 for the years ended December 31, 2015 and 2014, respectively.

Stock Based Compensation

The Company recognizes stock based compensation in accordance to ASC718 which requires companies to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Refer to Footnote 11 Stock Based Compensation for additional information.

F-11

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information,” codified with ASC-280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried in China.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

F-12

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3.	ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:

	December 31,	December 31,
	2015	2014
Accounts receivables	$736,888	$275,754
Less: allowance for doubtful accounts	(261,847)	(15,130)
Net	475,041	260,624

Bad debt expenses were $261,847 and $15,130 for the years ended December 31, 2015 and 2014, respectively.

4.	SECURITY DEPOSITS TO SUPPLIERS

Security deposits paid by Liaoning Fuda were to maintain its relationship with the suppliers in order to ensure ample, constant supply and prompt delivery of goods,

Security deposits paid by Fuda UK was a purchase commitment upon execution of the contract

Security deposits to suppliers consist of the following:

	December 31,	December 31,
	2015	2014
Liaoning Fuda - Supplier A	$-	$765,986
Liaoning Fuda - Supplier B	-	358,720
Liaoning Fuda - Supplier C	-	860,472
Fuda UK - Supplier D	996,166	-
Total	$996,166	$1,985,178

5.	LAND, PROPERTY & EQUIPMENT

Land, property & equipment consist of the following:

	December 31,	December 31,
	2015	2014
Depreciable assets
Office equipment	$8,281	$8,754
Motor vehicle	14,386	15,207
Machinery	20,154	-
Total	42,821	23,961
Less: accumulated depreciation	(10,049)	(5,841)
Net	32,772	$18,120
Non-depreciable assets
Land	49,446,030	52,267,967
Total	$49,478,802	$52,286,087

F-13

The depreciation expense charged to general and administrative expenses were $3,156 and $2,755 for the years ended December 31, 2015 and 2014, respectively.

The difference in land, motor vehicle, and office equipment value is due to currency exchange rate fluctuations.

6.	OTHER ASSETS

Other assets consist of the following:

	December 31,	December 31,
	2015	2014
Rent Security Deposits	$46,233	$48,872
Total	$46,233	$48,872

7.	TRADE FINANCING LOANS

The Company has executed short term accounts receivables factoring agreements with the banks with maturity from one to three months. The bank would advance the Company a contracted discount percentage of 70%-85% of the accounts receivables invoices factored up front and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid. The Company has also purchased insurance for the full invoiced amount.

The outstanding amount of trade financing loans were $nil and $1,893,264 as of December 31, 2015 and December 31, 2014, respectively. The shareholders of the Company have repaid the outstanding trade financing loans on behalf of the Company which is included in Due to related parties.

The discounts and interest expenses were $1,276 and $346,110 for the years ended December 31, 2015 and 2014, respectively.

8.	ADVANCES FROM CUSTOMERS

Advances from customers consist of amounts received from a customer as a security deposit for a machinery equipment sales commitment contract.

The outstanding amount of advances from customers were $6,164 and $nil as of December 31, 2015 and 2014, respectively.

9.	RELATED PARTY TRANSACTIONS

The Company has an outstanding payable amount of $539,389 and $1,548 to Mr. Yang Yuan Xi, the Company’s legal representative, as of December 31, 2015 and December 31, 2014, respectively.

The Company has an outstanding payable amount of $539,389 and $nil to Mr. Zhong Chen Wu, father of Mr. Xiao Bin Wu and a shareholder of the Company, as of December 31, 2015 and December 31, 2014, respectively.

The Company has an outstanding payable amount of $778,449 and $nil to Mr. Xiao Bin Wu, the Company’s officer, director, and majority shareholder, as of December 31, 2015 and December 31, 2014, respectively.

The Company has an outstanding payable amount of $547,115 and $nil to Ms. Lynn Lee, the Company’s officer, as of December 31, 2015 and December 31, 2014, respectively.

F-14

The Company has an outstanding payable amount of $1,227,280 and $nil to Mr. Tan Lin, the Fuda UK’s officer and shareholder of the Company, as of December 31, 2015 and December 31, 2014, respectively.

The amounts above are advances received from related parties from time to time as working capital to fund for its operations. These advances are due on demand, unsecured and non-interest bearing.

Mr. Xiaobin Wu, the Company’s officer and director, is the Managing Director of Dandong Fuda Investment Co., Ltd (“Fuda Investment”) and Winner International Industries Ltd., (“Winner International”), each of these entities also holds a small (under 5%) interest in the Company. Revenue and Cost of Sales for these entities is shown separately on the Income statement as Revenue and Cost of Sales from Affiliated Entities.

In 2014, the Company acquired land from Fuda Investment for RMB 127,424,700; and from Winner International for RMB 65,965,000. The purchase price of the land was to be paid by stones in a barter trade exchange.

The Company recognized the land purchased (assets transferred) at historical cost because the transactions were not arm-length transactions as they were purchases from affiliated entities so therefore no gain or loss were recognized on the transfer. The Company would review the historical cost of the land to evaluate if there is an impairment loss to be recognized. The barter trade transactions were recognized as a land asset and as accounts payable to the sellers. The revenues were recognized against the outstanding amount owed to the sellers.

Barter trade revenues generated for the years ended December 31, 2015 and 2014 were $8,257,534 and $23,100,627, respectively.

10.	STOCKHOLDERS' EQUITY

The Company is authorized to issue 480,000,000 shares of common stock and 20,000,000 shares of preferred stock.

On September 25, 2014 the Company issued 8,200,000 founders common stock at $0.0001 per share for a total of $820 for cashto two directors and officers of which 7,995,000 shares were cancelled on February 20, 2015 at $0.0001 per share for a total of $800. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On February 21, 2015, the Company issued 123,615,000 shares of its common stock at $0.0001 per share for cash which all 123,615,000 shares were cancelled between July 1, 2015 and September 7, 2015. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

Between July 1, 2015 and September 7, 2015, the Company issued 59,794,309 shares of its common stock at $0.0001 per share for a total of $5,979 for cash. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On September 28, 2015, pursuant to the Acquisition Agreements, the Company acquires each of Fuda UK and Marvel through the exchange of (i) all of the outstanding shares of Fuda UK for 20,500,000 shares of common stock of the Company, and (ii) all of the outstanding shares of Marvel for 25,420,000 shares of common stock of the Company. Accordingly, a total of 45,920,002 shares were issued at $0.0001 per share for a total of $4,592 for the acquisitions. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

In October 2015, the Company adopted an amendment to its certificate of incorporation effecting a reverse share split on a forty-one (41) for one hundred (100) basis, such that each one hundred (100) shares of common stock outstanding held by a stockholder were converted into only forty-one (41) shares of common stock outstanding. All outstanding shares of common stock were so converted in October when such amendment was filed in the State of Delaware. The action was duly approved by the board of directors and shareholders of the Company. As a result of the reverse share split, the total number of outstanding shares of common stock of the Company decreased from 258,339,773 shares outstanding to 105,954,309 shares outstanding at such time. All references to common stock and per share amounts for all prior periods presented have been retroactively presented to reflect the reverse share split.

F-15

On October 1, 2015, the Company issued 35,000 shares of its common stock at $0.0001 as compensation to various employees for a total of $4. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

From time to time, the Company’s majority shareholder has paid expenses on behalf of the Company that are recorded as contribution to paid-in capital. The amounts contributed to paid-in capital were $712 and $1,698 for the years ended December 31, 2015 and 2014, respectively.

11.	STOCK-BASED COMPENSATION

On October 1, 2015, the Company issued 35,000 shares of its common stock at $0.0001 as compensation to various employees for a total of $4. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

On December 31, 2015, the Company converted 59,999,037 shares of its previously unpaid common stock subscriptions to compensation expense as it has become unlikely that this subscription receivable will be paid back to the company and needed to be written off for a total of $14,634. The shares issued were valued at $0.0001 per share based on the current stock price with assumed price provided by the recent transactions as no quoted price is available.

12.	GOVERNMENT CONTRIBUTION PLAN

Pursuant to the laws applicable to PRC law, the Company is required to participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

13.	STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, the Company must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

The PRC regulations also restrict the ability of the Company to make dividend and other payments to offshore entities or individuals. The PRC legal restrictions permit payments of dividend by the Company only out of its accumulated after-tax profits, if any, determined in accordance with PRC GAAP and regulations. Any limitations on the ability of the Company to transfer funds could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the Company’s business, pay dividends and otherwise fund and conduct the Company’s business.

F-16

14.	INCOME TAXES

United States

Fuda USA is established in the State of Delaware in United States and is subject to Delaware State and US Federal tax laws. Fuda USA has approximately $614,625 of unused net operating losses (“NOLs”) available for carry forward to future years for U.S. federal income tax reporting purposes. The benefit from the carry forward of such NOLs will begin expiring during the year ended December 31, 2034. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

United Kingdom

Fuda UK is established in United Kingdom and its income is subject to a 20% profit tax rate for income sourced within the country. During the years ended December 31, 2015 and 2014, Fuda UK did not earn any income derived in United Kingdom, and therefore was not subject to United Kingdom Profits Tax.

Hong Kong

Marvel is established in Hong Kong and its income is subject to a 16% profit tax rate for income sourced within the country. During the years ended December 31, 2015 and 2014, Marvel did not earn any income derived in Hong Kong, and therefore was not subject to Hong Kong Profits Tax.

China, PRC

Liaoning Fuda established in China and its income is subject to income tax rate of 25%. But has received an income tax holiday from the government for three years that will expire in 2017.

The reconciliation of effective income tax rate as follows:

	For the Years ended
	December 31,	December 31,
	2015	2014
PRC Statutory income tax rate	25%	25%
Less: Income tax holiday	-25%	-25%
Total	-	-

The provision for income tax on earnings as follows:

	For the Years ended
	December 31,	December 31,
	2015	2014
PRC income tax at statutory rate	6,241,606	6,754,042
Less: Income tax subject to tax holiday	(6,241,606)	(6,754,042)
Total	-	-

15.	COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

The Company has executed lease agreements for office space and dormitory for Liaoning Fuda in Dandong, China which expires in December 2022.

The Company has executed a car lease for Liaoning Fuda that expires in June 2016.

The total future minimum lease payments under the operating leases as follows:

F-17

Periods	Amounts
For year ended December 31, 2016	$72,264
For year ended December 31, 2017	64,235
For year ended December 31, 2019	64,235
For year ended December 31, 2019	64,235
Thereafter	385,413
Total	$650,382

Rent expenses for office space and dormitory were $74,838 and $125,505 for the years ended December 31, 2015 and 2014, respectively.

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company depends on a limited number of suppliers for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy our customers’ orders, which could materially and adversely affect revenues.

16.	BUSINESS SEGMENTS

The revenues and cost of goods sold from operation consist of the following:

	Revenues		Cost of Sales
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Granite stones	37,742,040	42,518,470	11,948,891	14,270,331
Graphite	224,936	-	199,957	-
Fluorite	249,926	-	174,966	-
Gold	187,989	-	238,036	-
Total	38,404,891	42,518,470	12,561,850	14,270,331

The revenues and costs of goods sold for Affiliated Entities (See note 9) and third parties consist of the following:

	Sales Revenues		Cost of Sales
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Affiliated Entities	8,257,534	23,100,627	625,571	7,250,258
Third parties	30,147,357	19,417,843	11,936,279	7,020,073
Total	38,404,891	42,518,470	12,561,850	14,270,331

17.	SUBSEQUENT EVENTS

Management has evaluated all events subsequent to year end through the date of this filing, noting that none materially impacted the financial statements.

F-18

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On September 25, 2014, the Company issued the following shares of its common stock:

Name	Number of Shares	Consideration
James Cassidy	4,100,000	$1,000
James McKillop	4,100,000	$1,000

(2) On February 20, 2015, 7,995,000 shares were redeemed, pro rata, on February 20, 2015 from the holders for the aggregate redemption price of $1,950.

(3) On February 21, 2015, the Company issued 123,615,000 shares as follows:

Name	Number of Shares	Consideration

Liaoning Fuda Mining Co., LTD	25,010,000	$6,100
Dandong Hao Han Mining Co., LTD	23,780,000	$5,800
Xiaobin Wu	21,115,000	$5,150
B. Square Pty LTD	19,680,000	$4,800
JFL International Group Private Limited	14,350,000	$3,500
Lina Wu	14,350,000	$3,500
Lihua Sun	5,330,000	$1,300

(4)          Between July 1, 2015 and September 7, 2015, the Company subsequently redeemed those 123,615,000 shares that were issued on February 21, 2015 for the aggregate consideration of $30,150.

(5)          Between July 1, 2015 and September 7, 2015, 59,794,307 shares of common stock were issued by the Company to shareholders pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering. The total consideration involved in these transactions was $14,584.

(6)          On September 30, 2015, the Company issued 45,920,002 shares of common stock in connection with the Acquisitions.

The above number of shares in (1) through (6) above is shown as pre-split numbers of shares. Subsequently, the Company effectuated a 41-for-100 reverse stock split in October 2015.

Subsequent to the split occurring, 350 shareholders were issued 100 shares for a total of 35,000 shares in aggregate issued by the Company as compensation.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1+	Agreement and Plan of Reorganization
2.2+	Agreement and Plan of Reorganization
2.3+	Equity Transfer Agreement
3.1++	Certificate of Incorporation
3.2++	By-laws
3.3++	[split document]
5.0**	Opinion of Counsel on legality of securities being registered
23.1	Consent of Accountants
23.3	** Consent of Attorney (as part of Exhibit 5.0)

**	To be filed
+	Previously filed with Form 8-K on October 1, 2015 (File No. 000-55307) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed with Form 10-12G on November 3, 2014 (File No. 000-55307) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in on May 6, 2016.

FUDA GROUP (USA) CORPORATION
(formerly Spruce Valley Acquisition Corporation)

By:	/s/ Xiaobin Wu
Title: Chief Executive Officer (principal executive officer)

By:	/s/ Xiaobin Wu
Title: Chief Financial Officer (principal financial officer)

By:	/s/ Xiaobin Wu
Title: Chief Financial Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Xiaobin Wu	Director	May 6, 2016